                                                                 Exhibit 10.6

                                       LEASE


                               DATED December 6, 1996


                                   BY AND BETWEEN


                            San Jose Acquisition Company


                                    As Landlord



                                        and





                           Quickturn Design Systems, Inc.


                                     As Tenant

                        AFFECTING PREMISES COMMONLY KNOWN AS
                              2610 Orchard Parkway and 55 W. Trimble Road
                              San Jose, Ca 95131 - 1013



                    [12/15/95 MULTI TENANT NET INDUSTRIAL LEASE]

                                 TABLE OF CONTENTS

                                                                          PAGE:
                                                                          -----
ARTICLE 1 - DEFINITIONS
-----------------------
     1.1   General                                                             1
     1.2   Additional Rent                                                     1
     1.3   Address for Notices                                                 1
     1.4   Agents                                                              1
     1.5   Agreed Interest Rate                                                1
     1.6   Base Monthly Rate                                                   1
     1.7   Building                                                            1
     1.8   Commencement Date                                                   1
     1.9   Common Area                                                         1
     1.10  Common Operating Expense                                            1
     1.11  Consumer Price Index                                                1
     1.12  Effective Date                                                      1
     1.13  Event of Tenant's Default                                           1
     1.14  Hazardous Materials                                                 1
     1.15  Insured and Uninsured Peril                                         1
     1.16  Law                                                                 1
     1.17  Lease                                                               1
     1.18  Lease Term                                                          1
     1.19  Lender                                                              1
     1.20  Permitted Use                                                       2
     1.21  Premises                                                            2
     1.22  Project                                                             2
     1.23  Private Restrictions                                                2
     1.24  Real Property Taxes                                                 2
     1.25  Scheduled Commencement Date                                         2
     1.26  Security Instrument                                                 2
     1.27  Summary                                                             2
     1.28  Tenant's Alterations                                                2
     1.29  Tenant's Share                                                      2
     1.30  Trade Fixtures                                                      2

ARTICLE 2 - DEMISE, CONSTRUCTION, AND ACCEPTANCE                               2
------------------------------------------------

     2.1   Demise of Premises                                                  2
     2.2   Commencement Date                                                   2
     2.3   Construction of Improvements                                        2
     2.4   Delivery and Acceptance of Possession                               2
     2.5   Early Occupancy                                                     3

ARTICLE 3 - RENT                                                               3
----------------

     3.1   Base Monthly Rent                                                   3
     3.2   Additional Rent                                                     3
     3.3   Payment of Rent                                                     3
     3.4   Late Charge and Interest on Rent in Default                         3
     3.5   Security Deposit                                                    3

ARTICLE 4 - USE OF PREMISES                                                    3
---------------------------

     4.1   Limitation on Use                                                   3
     4.2   Compliance with Regulations                                         4
     4.3   Outside Areas                                                       4
     4.4   Signs                                                               4
     4.5   Parking                                                             4
     4.6   Rules and Regulations                                               4

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                          PAGE:
                                                                          -----
ARTICLE 5 - TRADE FIXTURES AND ALTERATIONS                                     4
------------------------------------------

     5.1   Trade Fixtures                                                      4
     5.2   Tenant's Alterations                                                4
     5.3   Alterations Required by Law                                         5
     5.4   Amortization of Certain Capital Improvements                        5
     5.5   Mechanic's Liens                                                    5
     5.6   Taxes on Tenant's Property                                          6

ARTICLE 6 - REPAIR AND MAINTENANCE                                             6
----------------------------------

     6.1   Tenant's Obligation to Maintain                                     6
     6.2   Landlord's Obligation to Maintain                                   6
     6.3   Control of Common Area                                              6

ARTICLE 7 - WASTE DISPOSAL AND UTILITIES                                       7
----------------------------------------

     7.1   Waste Disposal                                                      7
     7.2   Hazardous Materials                                                 7
     7.3   Utilities                                                           8
     7.4   Compliance with Governmental Regulations                            8

ARTICLE 8 - COMMON OPERATING EXPENSES                                          8
-------------------------------------

     8.1   Tenant's Obligation to Reimburse                                    8
     8.2   Common Operating Expenses Defined                                   8
     8.3   Real Property Taxes Defined                                         9

ARTICLE 9 - INSURANCE                                                          9
---------------------

     9.1   Tenant's Insurance                                                  9
     9.2   Landlord's Insurance                                               10
     9.3   Tenant's Obligation to Reimburse                                   10
     9.4   Release and Waiver of Subrogation                                  10

ARTICLE 10 - LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY                 10
-------------------------------------------------------------

     10.1 Limitation on Landlord's Liability                                  10
     10.2 Limitation on Tenant's Recourse                                     11
     10.3 Indemnification of Landlord                                         11


ARTICLE 11 - DAMAGE TO PREMISES                                               11
-------------------------------

     11.1 Landlord's Duty to Restore                                          11
     11.2 Landlord's Right to Terminate                                       11
     11.3 Tenant's Right to Terminate                                         12
     11.4 Abatement of Rent                                                   12


ARTICLE 12 - CONDEMNATION                                                     12
-------------------------

     12.1 Landlord's Termination Right                                        12
     12.2 Tenant's Termination Right                                          12
     12.3 Restoration and Abatement of Rent                                   12
     12.4 Temporary Taking                                                    12
     12.5 Division of Condemnation Award                                      12

                                 TABLE OF CONTENTS
                                    (CONTINUED)


                                                                          PAGE:
                                                                          -----
ARTICLE 13 - DEFAULT AND REMEDIES                                             13
---------------------------------

     13.1 Events of Tenant's Default                                          13
     13.2 Landlord's Remedies                                                 13
     13.3 Waiver                                                              14
     13.4 Limitation on Exercise of Rights                                    14
     13.5 Waiver by Tenant of Certain Remedies                                14


ARTICLE 14 - ASSIGNMENT AND SUBLETTING                                        14
--------------------------------------

     14.1 Transfer by Tenant                                                  14
     14.2 Transfer by Landlord                                                16


ARTICLE 15 - GENERAL PROVISIONS                                               16
-------------------------------

      15.1  Landlord's Right to Enter                                         16
      15.2  Surrender of the Premises                                         17
      15.3  Holding Over                                                      17
      15.4  Subordination                                                     17
      15.5  Mortgagee Protection and Attornment                               17
      15.6  Estoppel Certificates and Financial Statements                    17
      15.7  Reasonable Consent                                                18
      15.8  Notices                                                           18
      15.9  Attorney's Fees                                                   18
     15.10  Corporate Authority                                               18
     15.11  Miscellaneous                                                     18
     15.12  Termination by Exercise of Right                                  18
     15.13  Brokerage Commissions                                             19
     15.14  Force Majeure                                                     19
     15.15  Entire Agreement                                                  19


EXHIBITS
--------

     Exhibit A - Site plan of the Project containing a description of the Premises

     Exhibit B - Improvement Agreement

     Exhibit C - Approved Specifications

     Exhibit D - PUNCH LIST

     Exhibit E - Description of Private Restrictions

     Exhibit F - Sign Criteria

     Exhibit G - Form of Subordination Agreement

     Exhibit H - Hazardous Materials Questionnaire

                            SUMMARY OF BASIC LEASE TERMS


     SECTION        TERMS
(LEASE REFERENCE)


     A.             LEASE REFERENCE DATE:    December 6, 1996
(Introduction)

     B.             LANDLORD:           San Jose Acquisition Co., L.L.C.,
(Introduction)                          a Delaware limited liability company

     C.             TENANT:             Quickturn Design Systems, Inc.,
(Introduction)                          a Delaware corporation

     D.             PREMISES:           That area consisting of 145,815 square
(Section 1.21)                          feet of gross leasable area the address
                                        of which is 2610 Orchard Parkway and 55
                                        West Trimble Road, San Jose, CA within
                                        the as Shown on Exhibit A. Buildings and connector

     E.             PROJECT:            The land and improvements shown on
(Section 1.22)                          Exhibit A consisting of three (3)
                                        buildings the aggregate gross leasable
                                        area of which is 206,448 square feet.

     F.             BUILDINGS:          The buildings in which the Premises are
(Section 1.7)                           located known as 2610 Orchard Parkway
                                        and 55 W. Trimble Road, San Jose, Ca
                                        containing 145,815 square feet of gross
                                        leasable area.

     G.             TENANT'S SHARE:     100% of the Premises; 100% of the
(Section 1.29)                          Building; and 70.63% of the Project.

     H.             TENANT'S ALLOCATED PARKING STALLS: 580 stalls.
(Section 4.5)

     I.             COMMENCEMENT DATE:  August 3, 1997.  Also see Paragraph 6 of
(Section 1.26)                          the First Addendum To Lease:

     J.             LEASE TERM:         84 calendar months (plus the partial
(Section 1.18)                          month following the Commencement Date if
                                        such date is not the first day of a
                                        month).

     K              BASE MONTHLY RENT:  Months  1 - 12:  $218,722.50 per month
(Section 3.1)                           Months 13 - 24:  $226,013.25 per month
                                        Months 25 - 36:  $233,304.00 per month
                                        Months 37 - 48:  $240,594.75 per month
                                        Months 49 - 60:  $247,885.50 per month
                                        Months 61 - 72:  $255,176.25 per month
                                        Months 73 - 84:  $262,467.00 per Month

     L.             PREPAID RENT:       $218.722.50
(Section 3.3)

     M.             SECURITY DEPOSIT:   $262,467.00
(Section 3.5)

     N.             PERMITTED USE:      Office, marketing, research,
(Section 4.1)                           development, test, assembly, storage
                                        and distribution of electronic
                                        components.

     0.             PERMIT TENANT'S ALTERATIONS LIMIT: $10,000.00
(Section 5.2)

     P.             TENANT'S LIABILITY INSURANCE MINIMUM: $3,000,000.00
(Section 9.1)

     Q.             Landlord's Address:   Suite 300
(Section 1.3)                             2290 North First Street
                                          San Jose, Ca 95131

     R.             Tenant's Address:     440 Clyde Avenue
(Section 1.3)                             Mountain View, Ca 94043

     S.             Retained Real Estate Brokers: Wayne Mascia Associates
(Section 15.13)

     T.             Lease:    This Lease includes the summary of the Basic Lease
(Section 1.17)                Terms, the Lease, and the following exhibits and
                              addenda: First Addendum to Lease, EXHIBIT A (site plan of the Project containing description of the Premises), EXHIBIT B (Improvement Agreement),
                              EXHIBIT C (Approved Specifications), EXHIBIT D
                              (Punch List), EXHIBIT E description of Private restrictions), EXHIBIT F (sign criteria), EXHIBIT
                              G (form of subordination agreement), EXHIBIT H
                              (Hazardous Materials Questionnaire)





LANDLORD:                               TENANT:
SAN JOSE ACQUISITION CO., L.L.C.        QUICKTURN DESIGN SYSTEMS, INC.
A DELAWARE LIMITED LIABILITY COMPANY    A DELAWARE CORPORATION

BY:  ARGO PARTNERSHIP, L.P.,
     ITS GENERAL PARTNER                BY: /s/ Ray Ostby
                                             RAY OSTBY
BY:  ARGO MANAGEMENT COMPANY, L.P.
     ITS GENERAL PARTNER                TITLE: CHIEF FINANCIAL OFFICER

BY:  O'CONNER CAPITAL PARTNERS, L.P.,   DATE:     12/16/96
     ITS GENERAL PARTNER

BY:  0'CONNER CAPITAL INCORPORATED,
     ITS GENERAL PARTNER

     BY:  /s/ K.J. Artingstall
          K.J. ARTINGSTALL
          VICE PRESIDENT

BY:  ARGO PARTNERSHIP II L.P.,
     ITS MANAGER

BY:  ARGO II MANAGEMENT COMPANY, L.P.,
     ITS GENERAL PARTNER

BY:  O'CONNER CAPITAL PARTNERS II, L.P.,
     ITS GENERAL PARTNER

BY:  O'CONNER CAPITAL II INCORPORATED
     ITS GENERAL PARTNER

     BY:  /s/ K.J. Artingstall
          K.J. ARTINGSTALL
          VICE PRESIDENT

     DATE:     12/18/96

                                       LEASE

     This Lease is dated as of the lease reference date specified in SECTION A of the Summary and is made by and between the party identified as Landlord in SECTION B of the Summary and the party identified as Tenant in SECTION C of the Summary.


                                     ARTICLE 1
                                    DEFINITIONS

     1.1 GENERAL: Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

1.2  ADDITIONAL RENT:  The term "Additional Rent" is defined in Paragraph 3.2.

     1.3 ADDRESS FOR NOTICES: The term "Address for Notices" shall mean the addresses set forth in SECTIONS Q and R of the Summary, provided, however, that after the Commencement Date, Tenant's Address for Notices shall be the address of the Premises.

     1.4 AGENTS: The term "Agents" shall mean the following: (i) with respect to Landlord or Tenant, the agents, employees, contractors, and invitees of such party; and (ii) in addition with respect to Tenant, Tenant's subtenants and their respective agents, employees, contractors, and invitees.

     1.5 AGREED INTEREST RATE: The term "Agreed Interest Rate" shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) 5% in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

     1.6 BASE MONTHLY RENT: The term "Base Monthly Rent" shall mean the fixed monthly rent payable by Tenant pursuant to Paragraph 3.1 which is specified in Section K of the Summary.

     1.7 BUILDING. The term "Building" shall mean the buildings in which the Premises are located which buildings are identified in SECTION F of the Summary, the gross leasable area of which is referred to herein as the "Building Gross Leasable Area."

     1.8 COMMENCEMENT DATE: The term "Commencement Date" is the date the Lease Term commences, which term is defined in Paragraph 2.2. See Paragraph
2.2 of the Lease and Paragraph 6 of the First Addendum to Lease.

     1.9 COMMON AREA: The term "Common Area" shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

     1.10 COMMON OPERATING EXPENSES: The term "Common Operating Expenses" is defined in Paragraph 8.2.

     1.11 CONSUMER PRICE INDEX: The term "Consumer Price Index" shall refer to the Consumer Price Index, All Urban Consumers, subgroup "All items", for the San Francisco-Oakland-San Jose metropolitan area (base year 1982-84 equals 100), which is presently being published monthly by the United States Department of Labor, Bureau of Labor Statistics. However, if this Consumer Price Index is changed so that the base year is altered from that used as of the commencement of the initial term of this Lease, the Consumer Price Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics to obtain the same results that would have been obtained had the base year not been changed. If no conversion factor is available, or if the Consumer Price Index is otherwise changed, revised or discontinued for any reason, there shall be substituted in lieu thereof and the term "Consumer Price Index" shall thereafter refer to the most nearly comparable official price index of the United States government in order to obtain substantially the same result as would have been obtained had the original Consumer Price Index not been discontinued, revised or changed, which alternative index shall be selected by Landlord and shall be subject to Tenant's written approval.

     1.12 EFFECTIVE DATE: The term "Effective Date" shall mean the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

     1.13 EVENT OF TENANT'S DEFAULT: The term "Event of Tenant's Default" is defined in Paragraph 13.1.

     1.14 HAZARDOUS MATERIALS: The terms "Hazardous Materials" and "Hazardous Materials Laws" are defined in Paragraph 7.2E.

     1.15 INSURED AND UNINSURED PERIL: The terms "Insured Peril" and "Uninsured Peril" are defined in Paragraph 11.2E.

     1.16 LAW: The term "Law" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term.

     1.17 LEASE: The term "Lease" shall mean the Summary and all elements of this Lease identified in SECTION T of the Summary, all of which are attached hereto and incorporated herein by this reference.

     1.18 Lease Term: The term "Lease Term" shall mean the term of this Lease which shall commence on the Commencement Date and continue for the period specified in SECTION J of the Summary.

     1.19 LENDER: The term "Lender" shall mean any beneficiary, mortgagee, secured party, lessor, or other holder of any Security Instrument.

     1.20 PERMITTED USE: The term "Permitted Use" shall mean the use specified in SECTION N of the Summary.

                                       LEASE

     1.21 PREMISES: The term "Premises" shall mean those Buildings and connector described in SECTION D of the Summary.

     1.22 PROJECT: The term "Project" shall mean that real property and the improvements thereon which are specified in SECTION E of the Summary, the aggregate gross leasable area of which is referred to herein as the "Project Gross Leasable Area."

     1.23 PRIVATE RESTRICTIONS: The term "Private Restrictions" shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises which (i) exist as of the Effective Date, or (ii) are recorded after the Effective Date and are approved by Tenant.

     1.24 REAL PROPERTY TAXES: The term "Real Property Taxes" is defined in Paragraph 8.3.

     1.26 SECURITY INSTRUMENT: The term "Security Instrument" shall mean any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.

     1.27 SUMMARY: The term "Summary" shall mean the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.

     1.28 TENANT'S ALTERATIONS: The term "Tenant's Alterations" shall mean all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense which are not Trade Fixtures.

     1.29 TENANT'S SHARE: The term 'Tenant's Share" shall mean the percentage identified in SECTION G of the Summary.

     1.30 TRADE FIXTURES: The term "Trade Fixtures" shall mean (i) Tenant's inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises.

                                     ARTICLE 2

                             DEMISE, CONSTRUCTION, AND
                                     ACCEPTANCE


     2.1 DEMISE OF PREMISES: Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises for Tenant's own use in the conduct of Tenant's business together with (i) the non-exclusive right to use the number of Tenant Allocated Parking Stalls within the Common Area (subject to the limitations set forth in Paragraph 4.5), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant's use of the Premises.

     2.2 COMMENCEMENT DATE: The Commencement Date shall be August 3, 1997. Also see paragraph 6 of the First Addendum to Lease.

     2.3 CONSTRUCTION OF IMPROVEMENTS: Landlord shall construct certain improvements that shall constitute or become part of the Premises if required by, and then in accordance with, the terms of EXHIBIT B and EXHIBIT C.

     2.4 DELIVERY AND ACCEPTANCE OF POSSESSION: If this Lease provides that Landlord must deliver possession of the Premises to Tenant on a certain date, then if Landlord is unable to deliver possession of the Premises to Tenant on or before such date for any reason whatsoever, this Lease shall not be void or voidable for a period of 180 days thereafter, and Landlord shall not be liable to Tenant for any loss or damage resulting there from. Tenant shall accept possession and enter into good faith occupancy of the entire Premises. Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in its then existing condition, "as-is", including all patent and latent defects. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of any work of improvement done by Landlord in such part as complete and in accordance with the terms of this Lease except for defects of which Tenant has given Landlord written notice prior to the time Tenant takes possession. At the time Landlord delivers possession of the Premises to Tenant, Landlord and Tenant shall together execute an Punch List Agreement in the form attached as

                                       LEASE

EXHIBIT D, appropriately completed. Landlord shall have no obligation to deliver possession, nor shall Tenant be entitled to take occupancy, of the Premises until such Punch List agreement has been executed, and Tenant's obligation to pay Base Monthly Rent and Additional Rent shall not be excused or delayed because of Tenant's failure to execute such Punch List agreement.

     2.5 EARLY OCCUPANCY: If Tenant enters or permits its contractors to enter the Premises prior to the Commencement Date with the written permission of Landlord, it shall do so upon all of the terms of this Lease (including its obligations regarding indemnity and insurance) except those regarding the obligation to pay Base Monthly Rent, utilities, and Additional Rent which shall commence on the Commencement Date.

                                     ARTICLE 3

                                        RENT


     3.1 BASE MONTHLY RENT: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in SECTION K of the Summary.

     3.2 ADDITIONAL RENT: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the "Additional Rent"): (i) any late charges or interest due Landlord pursuant to Paragraph 3.4; (ii) Tenant's Share of Common Operating Expenses as provided in Paragraph 8.1; (iii) Landlord's share of any Subrent received by Tenant upon certain assignments and sublettings as required by Paragraph 14.1; (iv) any legal fees and costs due Landlord pursuant to Paragraph 15.9; and (v) any other charges due Landlord pursuant to this Lease.

     3.3 PAYMENT OF RENT. Concurrently with the execution of this Lease by both parties, Tenant shall pay to Landlord the amount set forth in SECTION L of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. If SECTION K of the Summary provides that the Base Monthly Rent is to be increased during the Lease Term and if the date of such increase does not fall on the first day of a calendar month, such increase shall become effective on the first day of the next calendar month. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except specifically provided in Paragraph
11.4 and Paragraph 12.3), an without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in SECTION P of the Summary, or at such other place as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and Tenant's Share of Common Operating Expense shall be prorated at the commencement and termination of the Lease.

     3.4 LATE CHARGE AND INTEREST ON RENT IN DEFAULT: If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant within three business days after Landlord has notified Tenant writing that payment of such rent has not been received by Landlord, then Tenant shall immediately pay to Landlord a late charge equal to 5% of such delinquent rent as liquidated damages for Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to Paragraph 13.2B. If any rent remains delinquent for a period in excess of 30 days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.

     3.5 SECURITY DEPOSIT: On the Effective Date, Tenant shall deposit with Landlord the amount set forth in Section M of the Summary as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the "Security Deposit"). Landlord may from time to time apply such portion of the Security Deposit as is reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of rent; (ii) to repair damage to the Premises caused by Tenant; (iii) to clean the Premises upon termination of the Lease; and (iv) to remedy any other default of Tenant to the extent permitted by Law and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord shall pay the Security Deposit to any transferee of Landlord's interest in conformity with the provisions of California Civil Code
Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit.


                                     ARTICLE 4

                                  USE OF PREMISES

     4.1 LIMITATION ON USE: Tenant shall use the Premises solely for the Permitted Use specified in SECTION N of the Summary. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant's Trade Fixtures and Tenant's Alterations, and then only in a manner which has been first approved by Landlord in writing. Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air

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conditioning ("HVAC") equipment within or servicing the Building, or (iv)
damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Tenant's use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Law. Except as approved by Landlord, Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in an neat, clean, attractive and orderly condition, free of a nuisances. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

     4.2 COMPLIANCE WITH REGULATIONS: Tenant shall not use the Premises in any material manner which violate any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant's Alternations of any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

     4.3 OUTSIDE AREAS: No materials, supplies, tan or containers, equipment, finished products or semi finished products, raw materials, inoperable vehicle or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord of such use by Tenant.

     4.4 SIGNS: Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. All such approved signs shall strictly conform to all Laws, Private Restriction, and Landlord's sign criteria attached as EXHIBIT F and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair.

     4.5 PARKING: Tenant is allocated and shall have the non-exclusive right to use not more than the number of Tenant's Allocated Parking Stalls contained within the Project described in SECTION H of the Summary for its use and the use of Tenant's Agents, the location of which may be designated from time to time by Landlord. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s) (which shall not materially fringe upon Tenant's parking rights), Tenant shall not use such spaces. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant's Agent utilizing parking spaces in excess of the parking spaces allowed for Tenant's use to be towed away at Tenant's cost. All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

     4.6 RULES AND REGULATIONS: Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations.

                                     ARTICLE 5

                           TRADE FIXTURES AND ALTERATIONS


     5.1 TRADE FIXTURE: Throughout the Lease Term, Tenant may provide and install any Trade Fixtures required in the conduct of its business in the Premises. All Trade Fixtures shall remain Tenant's property.

     5.2 TENANT'S ALTERATIONS: Construction by Tenant of Tenant's Alterations shall be governed by the following:

               A. Tenant shall not construct any Tenant's Alterations or otherwise alter the Premises without Landlord's prior written approval. Tenant shall be entitled, without Landlord's prior approval, to make Tenant's Alterations (i) which do not affect the structural or exterior parts or water tight character of the Building, and (ii) the reasonably estimated cost of which, plus the original cost of any part of

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the Premises removed or materially altered in connection with such Tenant's
Alterations, together do not exceed the Permitted Tenant Alterations Limit specified in SECTION O of the Summary per work of improvement. In the event Landlord's approval for any Tenant's Alterations is required, Tenant shall not construct the Leasehold improvement until Landlord has approved in writing the plans and specifications therefor, and such Tenant's Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. All Tenant's Alterations constructed by Tenant shall be constructed by a licensed contractor in accordance with all Law using new materials of good quality.

          B. Tenant shall not commence construction of any Tenant's Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days' prior written notice of its intention to commence such construction, and (iv) if reasonably requested Landlord, Tenant has obtained contingent liable and broad form builders' risk insurance in a amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

          C. All Tenant's Alterations shall remain the property of Tenant during the Lease Term shall not be altered or removed from the Premises. At the expiration or sooner termination of the Lease Term, all Tenant's Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof, provided, however, that if Landlord requires Tenant to remove any Tenant's Alterations, Tenant shall so remove such Tenant's Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant's Alteration with respect to which the following is true:
(i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Leasehold Improvement in question; (ii) at the time Tenant requested Landlord's approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Leasehold Improvement the expiration of the Lease Term.

     5.3 ALTERATIONS REQUIRED BY LAW: Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant's particular use or change of use the Premises; (ii) Tenant's application for a permit or governmental approval; or (iii) Tenant construction or installation of any Tenant Alterations or Trade Fixtures. Any other alteration, addition, or change required by Law which is the responsibility of Tenant pursuant to foregoing shall be made by Landlord (subject to Landlord's right to reimbursement from Tenant specified in Paragraph 5.4).

     5.4 AMORTIZATION OF CERTAIN CAPITAL IMPROVEMENTS: Tenant shall pay Additional Rent in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Project and the cost thereof is not reimbursable as a Common Operating Expense: (i) capital improvements required to be constructed in order to comply with any Law (excluding any Hazardous Materials Law) not in effect or applicable to the Project as of the Effective Date; (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Common Operating Expenses of the Project (but not in excess of the savings realized as a consequence of the capital improvement); (iii) replacement of capital improvements or building service equipment existing as of the Effective Date when required because of normal wear and tear; and (iv) restoration of any part of the Project that has been damaged by any peril to the extent the cost thereof is not covered by insurance proceeds actually recovered by Landlord up to a maximum amount per occurrence of 10% of the then replacement cost of the Premises. The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:

          A. All costs reasonably paid by Landlord to construct such improvements (including financing costs) shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made.

          B. As Additional Rent, Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to Tenant's Share of that portion of such monthly amortization payment fairly allocable to the Buildings (as reasonably determined by Landlord) for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended), or (ii) the end of the term over which such costs were amortized.

     5.5 MECHANIC'S LIENS: Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant's Agents relating to the Project. If any claim of lien is recorded (except those caused by Landlord or Landlord's Agents), Tenant shall bond against or discharge the same within 10 days after the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

     5.6  TAXES ON TENANT'S PROPERTY: Tenant shall


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pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. If any tax or other charge is assessed by any governmental agency because of the execution of this Lease, such tax shall be paid by Tenant. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.


                                     ARTICLE 6

                               REPAIR AND MAINTENANCE


     6.1 TENANT'S OBLIGATION TO MAINTAIN: Except as otherwise provided in the Addendum, Exhibit B, or Paragraph 6.2, Paragraph 11.1, and Paragraph 12.3, Tenant shall be responsible for the following during the Lease Term:

          A. Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the Premises and every part thereof, through regular inspections and servicing, including, but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system; (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); and (v) any automatic fire extinguisher equipment in the Premises.

          B. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Project as well as to the Premises. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry.

          C. Tenant shall (i) maintain, repair and replace when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and (maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every 60 days during the Lease Term. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises. Tenant shall maintain continuously throughout the Lease Term a service contract for the washing of all exterior windows (both interior and exterior surfaces) in the Premises with a contractor approved by Landlord, which contract provides for the periodic washing of all such windows at least once every 60 days during the Lease Term. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be cancelled or changed without at least 30 days' prior written notice to Landlord.

          D. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant's Alterations Limit, then Tenant shall first obtain Landlord's written approval of the scope of the work, plans therefor, materials to be used, and the contractor in accordance with
Section 5.2.

     6.2 LANDLORD'S OBLIGATION TO MAINTAIN: Landlord shall repair, maintain and operate the Common Area and repair and maintain the roof, exterior and structural parts of the building(s) located on the Project so that the same are kept in good order and repair. If there is central HVAC or other building service equipment and/or utility facilities serving portions of the Common Area and/or both the Premises and other parts of the Building, Landlord shall maintain and operate (and replace when necessary) such equipment. Landlord shall not be responsible for repairs required by an accident, fire or other peril or for damage caused to any part of the Project by any act or omission of Tenant or Tenant's Agents except as otherwise required by Article 11. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole discretion of Landlord.

     6.3 CONTROL OF COMMON AREA: Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project. In exercising the foregoing rights, Landlord shall not materially infringe upon Tenant's parking rights except as otherwise required by Law. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the Common


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Area by reason of the presence of Tenant in the Building, Tenant, upon demand of
Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant's business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant's use of the Premises without first obtaining Tenant's written consent. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.

                                     ARTICLE 7

                            WASTE DISPOSAL AND UTILITIES


     7.1 WASTE DISPOSAL: Tenant shall store its waste either inside the Premises or within outside trash enclosures that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant's sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

     7.2 HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project:

          A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant's Agents after the Effective Date in or about the Project shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, redemption costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Project by Tenant or Tenant's Agents after the Effective Date.

          B. If the presence of Hazardous Materials on the Project caused or permitted by Tenant or Tenant's Agents after the Effective Date results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Project or any part thereof. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against, all claims, costs and liabilities, including attorneys fees and costs, arising out of or in connection with any investigation and redemption required hereunder to return the Project to its condition existing prior to the appearance of such Hazardous Materials.

          C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Project, and (ii) any contamination of the Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant may use small quantities of household chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct its business at the Premises and such other Hazardous Materials as are necessary for the operation of Tenant's business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Premises and which Landlord consents in writing may be brought onto the Premises. At any time during the Lease Term, Tenant shall, within five days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Project, the nature of such use, and the manner of storage and disposal.

          D. Landlord may cause testing wells to be installed on the Project, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which gives rise to liability of Tenant pursuant to its indemnity given in Paragraph 7.2A and/or Paragraph 7.2B.

          E. As used herein, the term "Hazardous Material," means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United
States Government. The term "Hazardous Material," includes, without limitation, petroleum products, asbestos, PCBs, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability
Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term "Hazardous Material Law" shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

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          F.   The obligations of Landlord and Tenant under this Paragraph 7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Paragraph 7.2 and Paragraph 22 of the First Addendum to Lease. In the event of any inconsistency between any other part of this Lease and this Paragraph 7.2, the terms of this Paragraph 7.2 shall control.

     7.3 UTILITIES: Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. However, if Landlord determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord's reasonable estimate of the cost of Tenant's excess use of such utility service, or (ii) install a separate meter (at Tenant's expense) to measure the utility service supplied to the Premises.

     7.4 COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Except as expressly provided to the contrary in this Lease, Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.

                                     ARTICLE 8

                             COMMON OPERATING EXPENSES


     8.1 TENANT'S OBLIGATION TO REIMBURSE: As Additional Rent, Tenant shall pay Tenant's Share (specified in SECTION G of the Summary) of all Common Operating Expenses; provided, however, if the Project contains more than one building, then Tenant shall pay Tenant's Share of all Common Operating
Expenses fairly allocable to the Buildings including (i) all Common Operating Expenses paid with respect to the maintenance, repair, replacement and use of the Building, and (ii) a proportionate share (based on the Building Gross Leasable Area as a percentage of the Project Gross Leasable Area) of all Common Operating Expenses which relate to the Project in general are not fairly allocable to any one building that is part of the Project. Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within 10 days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay
Tenant's Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following: (i) Landlord shall deliver to Tenant Landlord's reasonable estimate of the Common Operating expenses it anticipates will be paid or incurred for the Landlord's fiscal year in question; (ii) during such Landlord's fiscal year Tenant shall pay such share of the estimated Common Operating Expenses in advance in monthly installments as required by Landlord due with the installments of Base Monthly Rent; and
(iii) within 90 days after the end of each Landlord's fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord's fiscal year and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit by Landlord against the next installment of Base Monthly Rent, as the case may require, within 10 days after delivery Landlord to Tenant of said statement (or if the Lease has terminated by a cash payment delivered concurrently with the reconciliation), so that Landlord shall receive the entire amount of Tenant's Share of all Common Operating Expenses for such Landlord's fiscal year and no more.
Tenant shall have the right at its expense, exercisable upon reasonable prior written notice to Landlord, to inspect at Landlord's office during normal business hours Landlord's books and records as they relate to Common
Operating Expenses. Such inspection must be within 90 days of Tenant's receipt of Landlord's annual statement for the same, and shall be limited to verification of the charges contained in such statement. Tenant may not withhold payment of such bill pending completion of such inspection, but, if an error of more than 10% of the annual amount of Common Operating Expenses is made, Landlord shall pay the reasonable costs of the audit and make reimbursement of the overpayment within 30 days of Tenant's demand.

     8.2 COMMON OPERATING EXPENSES DEFINED: The term "Common Operating Expenses" shall mean the following:

               A. All costs and expenses paid or incurred by Landlord in doing the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of all buildings located on the Project; (ii) maintenance of the liability, fire and property damage insurance covering the Project carried by Landlord pursuant to Paragraph 9.2 (including the prepayment of premiums for coverage of up to one year); (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment, utility facilities and other building service equipment; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws and Private Restrictions; (vi) operating, maintaining, repairing, cleaning, painting, restriping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; and (viii) providing security;

               B. The following costs: (i) Real Property Taxes as defined in Paragraph 8.3; (ii) the amount of any "deductible" paid by Landlord with respect to damage caused by any Insured Peril; (iii) the cost to repair damage caused by an Uninsured Peril up to

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a maximum amount in any 12 month period equal to 2% of the replacement cost of the buildings or other improvements damaged; and (iv) that portion of all compensation (including benefits and premiums for workers' compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by Paragraph 8.2A that is fairly allocable to the Project;

          C. Fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in Tenant Share of Common Operating Expenses shall not exceed the monthly rate of 5% of the Base Monthly Rent.

          D. All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles; provided, however, that Common Operating Expenses shall not include any of the following: (i) payments on any loans or ground leases affecting the Project;
(ii) depreciation of any buildings or any major systems of building service equipment within the Project; (iii) leasing commissions; (iv) the cost of tenant improvements installed for the exclusive use of other tenants of the Project; (v) any cost incurred in complying with Hazardous Materials Laws, which subject is governed exclusively by Paragraph 7.2 and (vi) reserves for expenditures beyond the calendar year in question.

     8.3 REAL PROPERTY TAXES DEFINED: The term "Real Property Taxes" shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of a or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord's business of leasing the Project. If at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord's interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord's business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

                                     ARTICLE 9

                                     INSURANCE

     9.1 TENANT'S INSURANCE: Tenant shall maintain insurance complying with all of the following:

               A. Tenant shall procure, pay for and keep in full force and effect the following:

                         (1)  Commercial general liability insurance, including
property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant's Liability Insurance Minimum specified in SECTION P of the Summary, which insurance shall contain a "contractual liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord contained in Paragraph 10.3;

                         (2)  Fire and property damage insurance in so-called
"all risk" form insuring Tenant's Trade Fixtures and Tenant's Alterations for at least 90% the value thereof;

                         (3)  Such other insurance that is either (i) required
by any Lender, or (ii) reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses.

               B. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this Paragraph 9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form reasonably satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least 30 days prior written notice to Landlord so long as such provision of 30 days notice is reasonably obtainable, but in any event not less than 10 days prior written notice; (vi) shall not have a "deductible" in excess of such amount as is approved by Landlord; (vii) shall contain a cross liability endorsement; and (viii) shall contain a "severability" clause. If Tenant has in full force and effect a

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blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this Paragraph 9.1.

          C. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this Paragraph 9.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Paragraph 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than 5 days prior to the expiration of the term of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this Paragraph 9.1. If any Lender reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this Paragraph 9.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender reasonably deems adequate, not to exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated.

     9.2 LANDLORD'S INSURANCE: Landlord shall have the following obligations and options regarding insurance:

          A. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called "all risk" form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than 12 months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Such fire and property damage insurance (i) may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake and/or flood, and to provide such additional coverage as Landlord reasonably requires, and (ii) shall contain reasonable "deductibles" which, in the case of earthquake and flood insurance, may be up to 15% of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant's Alterations of Tenant.

          B. Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

     9.3 TENANT'S OBLIGATION TO REIMBURSE: If Landlord's insurance rates for the Building are increased at any time during the Lease Term as a result of the nature of Tenant's use of the Premises, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.

     9.4 RELEASE AND WAIVER OF SUBROGATION: Notwithstanding anything to the contrary in this Lease, parties hereto release each other, and their respective Agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage or which is required by this
Article 9 to be insured against (without regard to whether such insurance is actually in force); subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by subparagraphs Paragraph 9.1A and 9.2B; (iii) Paragraph) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of Paragraph 9.1 to the extent permitted by this Lease; and
(iii) Tenant shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by Landlord from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its Agents and employees in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

                                     ARTICLE 10

                  LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

     10.1 LIMITATION ON LANDLORD'S LIABILITY: Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant's Agents, damage to the property of Tenant or Tenant's Agents, or loss to Tenant's business resulting from any cause, including without limitation any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of


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Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise. Notwithstanding the foregoing but subject to Paragraph 9.4 Paragraph shall be liable for any such injury, damage or loss which is proximately caused by Landlord's willful misconduct or active negligence of which Landlord has actual notice and a reasonable opportunity to cure but which it fails to so cure.

     10.2 LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Project. Tenant shall have recourse only to the interest of Landlord in the Project for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

     10.3 INDEMNIFICATION OF LANDLORD: Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than the willful misconduct or active negligence of Landlord of which Landlord has had notice and a reasonable time to cure, but which Landlord has failed to cure) occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term, (ii) the negligence or willful misconduct of Tenant or its agents, employees and contractors, wherever the same may occur, or (iii) an Event of Tenant's Default. The provisions of this Paragraph 10.3 shall survive the expiration or sooner termination of this Lease.

                                     ARTICLE 11

                                 DAMAGE TO PREMISES

     11.1 LANDLORD'S DUTY TO RESTORE: If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Paragraph 11.2 or by Tenant pursuant to Paragraph 11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Paragraph 9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 11.2 or Paragraph 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all Tenant's Alterations installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to Paragraph 9.1A(2) shall be used for such purpose.

     11.2 LANDLORD'S RIGHT TO TERMINATE: Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such damage:

          A. Either the Project or the Premises is damaged by an Insured Peril to such an extent that the estimated cost to restore exceeds 33% of the then actual replacement cost thereof;

          B. Either the Project or the Premises is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds 2% of the then actual replacement cost thereof, provided, however, that Landlord may not terminate this Lease pursuant to this Paragraph 11.2B if one or more tenants of the Project agree in writing to pay the amount by which the cost to restore the damage exceeds such amount and subsequently deposit such amount with Landlord within 30 days after Landlord has notified Tenant of its election to terminate this Lease, or provides other reasonable assurances reasonably acceptable to Landlord, of Tenant's ability to pay the excess amount as the work progresses.

          C. The Premises are damaged by any peril within 12 months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this Paragraph 11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant exercises such option to extend the Lease Term within 15 days following the date of notice to Tenant that the Lease will be terminated, unless Tenant exercises its option.

          D. Either the Project or the Premises is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

          E. As used herein, the following terms shall have the following meanings (i) the term "Insured Peril" shall mean a peril actually insured

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against or which Landlord is required by this Lease to insure against which the insurance proceeds actually received by Landlord or which would be received by Landlord if it had caused the insurance required by this Lease, plus any sums Tenant is required by this Lease to contribute or which Tenant elects to contribute to the restoration are sufficient (except for any "deductible" amount specified by such insurance) to restore the Project under then existing building codes to substantially the condition existing immediately prior to the damage; and (a) the term "Uninsured Peril" shall mean any peril which is not an Insured Peril. Notwithstanding the foregoing, if the "deductible" for earthquake or flood insurance exceeds 2% of the replacement cost of the improvements insured, such peril shall be deemed an "Uninsured Peril".

     11.3 TENANT'S RIGHT TO TERMINATE: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Paragraph 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within 10 days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.

          A. The Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 270 days after the date of such damage; or

          B. The Premises are damaged by any peril within 12 months of the last day of the Lease Term and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 90 days after the date of such damage and such damage renders unusable more than 30% of the Premises.

          C. The Premises are not actually restored within 90 days following the date for completion estimated by Landlord's architect.

     11.4 ABATEMENT OF RENT: In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period following the destruction and during restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant's business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

                                     ARTICLE 12

                                    CONDEMNATION


          12.1 LANDLORD'S TERMINATION RIGHT: Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) all or any part of the Premises is so taken, (ii) more than 10% of the Building Leasable Area is so taken, or (iii) more than 50% of the Common Area is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

     12.2 TENANT'S TERMINATION RIGHT: Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) 10% or more of the Premises is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant's business, or (ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least 80% of the number of spaces allocated to Tenant by Paragraph 2.1, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures or restriping for compact cars where permitted by Law) or by alternative parking facilities on other land. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

     12.3 RESTORATION AND ABATEMENT OF RENT: If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, except in the case of a temporary taking, as of the date possession is taken the Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

     12.4 TEMPORARY TAKING: If any portion of the Premises is temporarily taken for one year or less, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one year or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant's ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.

     12.5 DIVISION OF CONDEMNATION AWARD: Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant for the following so long as the award made to Landlord is not thereby reduced: (i) for the taking of Tenant's Property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, (iii) for loss of Tenant's goodwill; or (iv) for

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any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

                                     ARTICLE 13

                                DEFAULT AND REMEDIES


     13.1 EVENTS OF TENANT'S DEFAULT: Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an "Event of Tenant's Default"):

          A. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, and such failure is not cured within 3 days after delivery of written notice from Landlord specifying such failure to pay; or

          B. Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Monthly Rent or Additional Rent, and Tenant shall have failed to cure such breach within 30 days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said 30 day period, or if such breach could not be reasonably cured within said 30 day period, Tenant shall have failed to commence such cure within said 30 day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed; or

          C. Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14; or

          D. Tenant shall have abandoned the Premises and failed to perform its obligation hereunder; or

          E. The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 USC Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this Section 13.1E is contrary to any applicable Law, such provision shall be of no force or effect; or

          F. Tenant shall have failed to deliver documents required of it pursuant to Paragraph 15.4 or 15.6 within the time periods specified therein.

     13.2 LANDLORD'S REMEDIES: If an Event of Tenant's Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

          A. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including
(i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, an unsightly condition visible from the exterior of the Building, or a threat to insurance coverage, then if Tenant does not cure such breach within 3 days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

          B. Landlord may enter the Premises and release them to third parties for Tenant's account for any period, whether shorter or longer than the remaining Lease Term. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in releasing the Premises, including brokers' commissions, expenses of altering and preparing the Premises required by the releasing. Tenant shall pay to Landlord the rent and other sums due under this Lease on the date the rent is due, less the rent and other sums Landlord received from any releasing. No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant.

          C. Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Paragraph 13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord's interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord's Agents intended

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to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant's right to possession of the Premises.

          D. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Paragraph 13.C, shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

          E. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2.,
(i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term "rent" includes Base Monthly Rent and Additional Rent. Such damages shall include:

               (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

               (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees, advertising costs and other expenses of reletting the Premises; (i) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and
(vi) attorneys' fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant's default.

          F. Nothing in this 13.2 shall limit Landlord's right to indemnification from Tenant as provided in Paragraph 17.2 and Paragraph 10.3. Any notice given by Landlord in order to satisfy the requirements of Paragraph 13.1A or Paragraph 13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings, if it is delivered in the form and by means described in said Code Sections.

     13.3 WAIVER: One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the list party consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

     13.4 LIMITATION ON EXERCISE OF RIGHT: At any time that an Event of Tenant's Default has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give unless as a consequence of the transaction the Default will be cured, and
(ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it.

     13.5 WAIVER BY TENANT OF CERTAIN REMEDIES. Tenant waives the provisions of Sections 1932(l), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

                                     ARTICLE 14

                             ASSIGNMENT AND SUBLETTING


     14.1 TRANSFER BY TENANT: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Paragraph 14.1 as "Tenant"):

          A. Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable


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costs and attorney fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord's consent is granted. Landlord's reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord's behalf of (i) Hazardous Materials (as defined in Section 7.2E of this Lease) used, stored, released, or disposed of by the potential Subtenant or Assignee, and/or (ii) violations of Hazardous Materials Law (as defined in Section 7.2E of this lease) by the Tenant or the proposed Subtenant or Assignee. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in a form reasonably approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to Paragraph 14.1B, and (iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without any required Landlord's consent shall constitute an Event of Tenant's Default and shall be voidable at Landlord's option. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of this Paragraph
14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

          B. At least 15 days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord's approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee;
(ii) a current best available Financial statement of the transferee, best available financial statements of the transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord's standard Hazardous Materials Questionnaire in use by Landlord with other tenants at the time of the Transfer. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven days after Landlord's receipt of such notice from Tenant. Landlord shall respond in writing to Tenant's request for Landlord's consent to a Transfer within the later of (i) 10 days of receipt of such request together with the required accompanying documentation, or (ii) seven days after Landlord's receipt of all information which Landlord reasonably requests within seven days after it receives Tenant's first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, Landlord will be deemed to have withheld consent to such Transfer. Tenant shall immediately notify Landlord of any material modification to the proposed terms of such Transfer.

          C. In the event that Tenant seeks to assign or sublease for the balance of the Lease Term, Landlord shall have the right to terminate this Lease or, in the case of a sublease of less than all of the Premises, terminate this Lease as to that part of the Premises proposed to be so sublet, either (i) on the condition that the proposed transferee immediately enter into a direct lease of the Premises with Landlord (or, in the case of a partial sublease, a lease for the portion proposed to be so sublet) on the same terms and conditions contained in Tenant's notice, or (ii) so that Landlord is thereafter free to lease the Premises (or, in the case of a partial sublease, the portion proposed to be so sublet) to whomever it pleases on whatever terms are acceptable to Landlord. In the event Landlord elects to so terminate this Lease, then (i) if such termination is conditioned upon the execution of a lease between Landlord and the proposed transferee, Tenant's obligations under this Lease shall not be terminated until such transferee executes a new lease with Landlord, enters into possession and commences the payment of rent, and (ii) if Landlord elects simply to terminate this Lease (or, in the case of a partial sublease, terminate this Lease as to the portion to be so sublet), the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after Landlord has notified Tenant in writing of such election. Upon such termination, Tenant shall be released from any further obligation under this Lease if it is terminated in its entirety, or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant's Share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises. Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination. Landlord shall not unreasonably withhold consent to a change in use in order to accommodate any Transfer which does not pose a health or safety risk to the Project and conforms to all applicable laws.

          D. If Landlord consents to a Transfer proposed by Tenant or if Landlord's consent is not required, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

               (1) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

               (2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 50% of all Subrent (as defined in Paragraph 14.1D)(5)) received by Tenant over and above (i) the assignee's agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee.

          (3) If Tenant sublets any part of the Premises, then with respect to the space so

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subleased, Tenant shall pay to Landlord 50% of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, after deduction of (ii) the sum of all base Monthly Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant. In calculating Landlord's share of any periodic payments, all Permitted Transfer Costs shall be first recovered by Tenant.

          (4) Tenant's obligations under this Paragraph 14.1D shall survive any Transfer, and Tenant's failure to perform its obligations hereunder shall be an Event of Tenant's Default. At the time Tenant makes any payment to Landlord required by this Paragraph 14.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant's books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer requiring Landlord's consent upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

          (5) As used in this Paragraph 14.1D, the term "Subrent" shall mean any consideration of any kind received, or to be received, by Tenant as a consideration for the Transfer, if such sums are related to Tenant's interest in this Lease or in the Premises. As used in this Paragraph 14.1D, the term "Permitted Transfer Costs" shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question, (ii) all reasonable attorneys' fees incurred by Tenant with respect to the Transfer in question, (iii) all other reasonable cost paid or incurred by Tenant to perform its obligations under the Transfer document/sublease reflected in the Subrent.

          E. If Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant" interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner owning 25% or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

          F. Notwithstanding anything contained in Paragraph 14.1, so long as Tenant otherwise complies with the provisions of Paragraph 14.1 Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent, and Landlord shall not be entitled to terminate the Lease pursuant to Paragraph 14.1C or to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to Paragraph 14.1D:

               (1) Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%;

               (2) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and

               (3) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the stock of Tenant or substantially all of the assets of Tenant, so long as the Tenant after the transaction has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

     14.2 TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and which are assumed by Landlord's transferee. After the date of any such transfer, term "Landlord" as used herein shall mean the transferee of such interest in the Premises.

                                     ARTICLE 15

                                 GENERAL PROVISIONS

     15.1 LANDLORD'S RIGHT TO ENTER: Landlord and its agents may enter the Premises at any reasonable time after giving at least 24 hours' prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary "for lease" signs or "for sale" signs (clearly indicating the Project, not the business, is for sale) and (viii) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this Paragraph 15.1 shall not be a forcible or unlawful

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

entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises.

     15.2 SURRENDER OF THE PREMISES: Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, (unless Landlord has agreed, prior to the construction of such Tenant Alterations, that such will not be required to be removed at the termination of the Lease) except for (i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, and
(iii) contamination by Hazardous Material for which Tenant is not responsible pursuant to Paragraph 7.2A or Paragraph 7.2B. In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance required of Tenant by the Lease. In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this Lease: (i) all interior walls shall be cleaned; (ii) all tiled floors shall be cleaned and waxed; (iii) all carpets shall be cleaned and shampooed; (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; (v) all windows shall be washed; (vi) the HVAC system shall be serviced by a reputable and licensed service firm and left in good operating condition and repair as so certified by such firm; and (vii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses). If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (i) remove any Tenant's Alterations which Tenant is required to remove pursuant to Paragraph 15.2 and repair all damage caused by such removal, and
(ii) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant (unless Landlord has agreed, prior to the construction of such Tenant Alterations, that such will not be required to be removed at the termination of the Lease). If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

     15.3 HOLDING OVER: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to 150% of the Base Monthly Rent payable during the last full calendar month of the Lease Term.

     15.4 SUBORDINATION: The following provisions shall govern the relationship of this Lease to any Security Instrument:

          A. The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument. Upon written request from Tenant, Landlord shall use all reasonable efforts to obtain a non-disturbance agreement from Landlord's Lender on the Lender's standard form. All costs, if any, in obtaining agreement shall be paid by Tenant.

          B. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

          C. Tenant shall upon request execute any document or instrument reasonably required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument. Tenant's failure to execute any such document or instrument within 10 days after written demand therefor shall constitute an Event of Tenant's Default. Tenant approves as reasonable the form of subordination agreement attached to this Lease as EXHIBIT G.

     15.5 MORTGAGE PROTECTION AND ATTORNMENT: In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by registered mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

     15.6 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS: At all times during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within 15 days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. A failure to

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deliver an estoppel certificate within 15 days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (i) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (ii) there are no uncured defaults in the requesting party's performance, and
(iii) no rent has been paid more than 30 days in advance of its due date hereunder. At any time during the Lease Term Tenant shall, upon 15 days' prior written notice from Landlord, provide Tenant's most recent financial statement and financial statements covering the 24 month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

     15.7 REASONABLE CONSENT: Whenever any party's approval or consent is required by this Lease before an action may be taken by the other party, such approval or consent shall not be unreasonably withheld or delayed.

     15.8 NOTICES. Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile telecopy, by courier service or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in SECTION Q or SECTION R of the Summary (as applicable), (ii) when delivered if given by personal delivery, and (iii) in all other cases when actually received at the party's Address for Notices. Either party may change its address by giving notice of the same in accordance with this Paragraph 15.8, provided, however, that any address to which notices may be sent must be a California address. Notwithstanding the foregoing, no notice of default may be delivered by fax.

     15.9 ATTORNEYS' FEES: In the event either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees, court costs, and experts' fees as may be fixed by the court.

     15.10 CORPORATE AUTHORITY: If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership) in accordance with its terms. Each of the persons executing this Lease on behalf of a corporation does hereby covenant and warrant that the party of whom it is executing this Lease is a duly authorized and existing corporation, that it is qualified to do business in California, and that the corporation has full right and authority to enter into this Lease.

     15.11 MISCELLANEOUS: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of

Landlord and Tenant. "Party" shall mean Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall", "will" and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Landlord and Tenant agree that (i) the gross leasable area of the Premises includes any atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, (ii) each has had an opportunity to determine to its satisfaction the actual area of the Project and the Premises, (iii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iv) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

     15.12 TERMINATION BY EXERCISE OF RIGHT: If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate on a date thereafter selected by Tenant, which date shall not be more than 180 days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued

                                      LEASE

prior to the date of termination or those obligations which this Lease specifically provides are to survive termination. This Paragraph 15.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant's Default.

     15.13 BROKERAGE COMMISSIONS: Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in SECTION S of the Summary, and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers if there is a separate written commission agreement between Landlord and the Retained Real Estate Brokers for the payment of a commission as a result of the execution of this Lease.

     15.14 FORCE MAJEURE: Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder except the obligation of Tenant or Landlord to pay rent or any other sums due hereunder.

     15.15 ENTIRE AGREEMENT: This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant's intended use under existing Law, (ii) the suitability of the Premises or the Project for the conduct of Tenant's business, or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supercedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

     IN WITNESS WHEREOF, Landlord and Tenants have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:
SAN JOSE ACQUISITION CO., L.L.C.
A DELAWARE LIMITED LIABILITY COMPANY

BY:  ARGO PARTNERSHIP L.P.
     ITS GENERAL PARTNER

BY:  ARGO MANAGEMENT COMPANY, L.P.
     ITS GENERAL PARTNER

BY:  0'CONNER CAPITAL PARTNERS, L.P.,

     ITS GENERAL PARTNER

BY:  O'CONNER CAPITAL INCORPORATED
     ITS GENERAL PARTNER

     BY: /s/ K.J. Artingstall
         K.J. ARTINGSTALL
         VICE PRESIDENT

BY:  ARGO PARTNERSHIP II, L.P.,
     ITS MANAGER

BY:  ARGO II MANAGEMENT COMPANY, L.P.
     ITS GENERAL PARTNER

BY:  O'CONNER CAPITAL PARTNERS II L.P.,
     ITS GENERAL PARTNER

BY:  0'CONNER CAPITAL II INCORPORATED
     ITS GENERAL PARTNER

     BY: /s/ K.J. Artingstall
         K.J. ARTINGSTALL
         VICE PRESIDENT

     DATE:     12-18-96

TENANT:
QUICKTURN DESIGN SYSTEMS, INC.
A DELAWARE CORPORATION

BY: /s/ Ray Ostby
    RAY OSTBY

TITLE:    CHIEF FINANCIAL OFFICER


DATE: 12/16/96

                              FIRST ADDENDUM TO LEASE

     THIS FIRST ADDENDUM is dated for reference purposes as December 6, 1996, and is made a part of that Lease Agreement (the "Lease") dated December 6, 1996, by and between SAN JOSE ACQUISITION CO., L.L.C., a Delaware limited liability company ("Landlord") and QUICKTURN DESIGN SYSTEMS, INC., a Delaware corporation ("Tenant") affecting certain real property commonly known as 2610 Orchard Parkway and 55 W. Trimble Road, San Jose, California , with reference to the following facts:

     1.   TENANT IMPROVEMENT ALLOWANCES:

          A. The term "First Level Tenant Improvement Allowance" shall mean the maximum amount Landlord is required to spend toward the payment of Interior Improvement Costs for all Interior Improvements constructed in the Premises, which amount is $729,075.00 (i.e., $5.00 per square foot for Tenant's Gross Leasable Area within the entire Premises).

          B. A second level Tenant Improvement Allowance ("Second Level Tenant Improvement Allowance") of $291,630 (i.e., $2.00 per square foot for Tenant's Gross Leasable Area within the entire Premises) shall be made available for an increase in the Base Monthly Rent as provided for in paragraph 2 of this Addendum To Lease.

          C. The First Level Tenant Improvement Allowance plus the Second Level Tenant Improvement Allowance shall be termed the "Total Tenant Improvement Allowance" consisting of $1,020,705.00 (i.e., $7.00 per square foot for Tenant's Gross Leasable Area within the entire Premise).

          D. Landlord shall not be obligated to provide future use of any Tenant Improvement Allowance not spent within ninety (90) days after the Commencement Date, subject to delays caused by Landlord, its employees, its contractors, or Agents.

     2. ADJUSTMENTS TO THE BASE MONTHLY RENT: The Base Monthly Rent as provided for in Article 3 of the Lease shall be adjusted as follows:

          A. For every increment of $145,815 (i.e., $0.0166 per square foot of Gross Leasable Area), or proportion thereof of the Second Level Tenant Improvement Allowance that Tenant elects to spend for the payment of the Interior Improvement Costs as defined in Exhibit B, "Interior Improvement Agreement", the Base Monthly Rent shall increase $0.0166 per square foot per month. As an example, if $218,722.50 of Second Level Tenant Improvement Allowance is spent, the Base Monthly Rent shall increase $3,630.79 per month.

          B. No credit in the Base Monthly Rent shall be made if a portion of the Tenant Improvement Allowance is not spent.

     3.   CALCULATION OF FINAL PREPAID RENT AND SECURITY DEPOSIT:
Notwithstanding the provisions of Section L and M of the Summary to this Lease, upon execution of Exhibit D ("Punch List Agreement"), Tenant shall increase: (i) the Prepaid Rent to an amount equal to the first month's Base Monthly Rent; and, (ii) the Security Deposit to an amount equal to the last month's Base Monthly Rent, as those amounts are finally calculated as provided for in Paragraph 2 of this First Addendum to Lease.

     4.   TENANT'S RIGHT OF FIRST NEGOTIATION FOR ADDITIONAL SPACE:

          A. GRANT AND RIGHT OF FIRST NEGOTIATION: Landlord hereby grants to Tenant a Right of First Negotiation regarding the leasing of the "First Negotiation Space", which consists of the portion of the Building which is identified and described on Exhibit "A" as the First Negotiation Space, being approximately 60,633 square feet of rentable space commonly known as 2630 Orchard Parkway, San Jose, California on the terms contained in this Paragraph.

          B. NEGOTIATION NOTICE: If Landlord proposes to lease all or part of the First Negotiation Space at any time after the Effective Date of this Lease and before the expiration or earlier termination of this Right of First Negotiation, Landlord shall notify Tenant in writing (the "Negotiation Notice") of the following basic business terms upon which Landlord would be willing to lease the First Negotiation Space; (i) the portion of the First Negotiation Landlord propose to lease (the "Offered Space"), (ii) the term of the proposed lease; (iii) the

Page Two


tenant improvements Landlord is willing to construct or that it will require be constructed and the contribution Landlord is willing to make to pay for such tenant improvements; (iv) the rent for the terms of the lease or formula to be used to determine such rent, and (v) any other material business terms Landlord elects to specify.

          C. NEGOTIATION PERIOD: Tenant shall have fifteen (15) days (the "Negotiation Period") from the Negotiation Notice within which to accept the terms specified in the Negotiation Notice or to conduct negotiations with Landlord regarding Tenant's leasing of the Offered Space, whether on the terms set forth in Landlord's notice or otherwise.

          D. DUTIES DURING NEGOTIATION PERIOD: During the Negotiation Period, Landlord and Tenant will negotiate in good faith in an attempt to agree on a lease of the Offered Space. Neither Landlord nor Tenant shall be bound to agree to or accept any terms and conditions for such lease except those which each party, in its sole discretion, wishes to agree to. "Good Faith" in such negotiations does not require either party to make concessions to the other party's position, but only requires that each party give the other party a reasonable opportunity, within the Negotiation Period, to present and discuss the party's proposals. Landlord is not bound to agree to any or all of the terms set forth in the Negotiation Notice if Tenant does not accept such terms without change and Landlord determines during negotiations that one or more of said terms is not in landlord's best interest.

          E. LANDLORD'S RIGHT TO LEASE ABSENT AGREEMENT: If Tenant does not accept the terms set forth in the Negotiation Notice and Landlord and Tenant do not reach agreement in writing on other terms for Tenant to lease the Offered Space within the Negotiation Period, Landlord thereafter shall have the right to offer the Offered Space to any third party, on such terms and conditions as Landlord may elect which are not more favorable to Tenant than those contained in Landlord's notice, provided such transaction is consummated within 180 days following the end of the Negotiation Period and in such case Landlord shall not thereafter, have any duty to further offer the Offered Space to Tenant.

          F. TERMINATION: The right granted to Tenant in this Paragraph is personal to Tenant, and may not be assigned by Tenant to any third party, either alone on in conjunction with an assignment of this Lease or a sublease of all or any part of the Premises. The rights granted to Tenant under this paragraph shall terminate upon the earliest of the following to occur: (i) the expiration or earlier termination of the Lease; (ii) any assignment by Tenant of its interest in this Lease; (iii) any subletting by Tenant of substantially all of the Premises for substantially all of the remainder of the Lease Term, (iv) the termination of this right by default as set forth in Subparagraph G below, or (v) as to any Offered Space, when the Negotiation Period ends without Tenant and Landlord reaching a written agreement for Tenant to lease the Offered Space.

          G. TERMINATION BY DEFAULT: The rights of Tenant under this Paragraph shall not be effective at any time when Tenant is in default under this Lease beyond any applicable cure period provided in this Lease. If Tenant, with the agreement of landlord, shall nevertheless cure such default, then the rights provided hereunder shall be reinstated, but any transaction to lease any or all of the First Negotiation Space entered into by Landlord during such period of default shall be valid and Tenant shall have no further Right of First Negotiation as to any such space leased by Landlord while Tenant is in default under this Subparagraph.

          H. NO RIGHT TO NEGOTIATION FOR RENEWAL OR EXTENSION SPACE: The right granted to Tenant by this Paragraph shall not arise on account of or in connection with the renewal or extension of the term of any then existing lease affecting all or any portion of the First Negotiation Space as with the existing tenant thereunder or its permitted assignee.

     5. WARRANTY OF EXISTING CONDITION: Landlord shall provide the Premises to Tenant with all electrical, plumbing, HVAC, elevator, fire safety system, and roof systems in good working condition as of the Commencement Date.

     6. COMMENCEMENT DATE: Landlord represents to Tenant, and Tenant acknowledges, that (i) Landlord's existing lease with Altera Corporation ("Altera") for the Premises expires on July 4, 1997, (ii) that Altera has a "hold-over" right to remain in the Premises for up to three (3) months after the July 4, 1997 date, and (iii) Altera must exercise its "hold-over" right and state the length

Page Three


of the hold-over period no later than February 1, 1997. Therefore, the Commencement Date of August 3, 1997 of this Lease shall be delayed for up to three (3) months beyond August 3, 1997 (i) only if Landlord provides written notice to Tenant that Altera has exercised its "hold-over" right, and (ii) the Commencement Date of this Lease shall be delayed a period equal to Landlord's written notice to Tenant stating the period of time of Altera's hold-over, which notice shall be delivered to Tenant no later than February 15, 1997. If Altera does not deliver possession of the Premises to Landlord on or before the date Altera is required to surrender, whether such date is July 4, 1997, or an extended date set by a hold-over notice, then the Commencement Date shall be delayed one day for every day beyond such required surrender date, during which Altera continues in possession of the Premises. Although the Commencement Date shall not be affected by the date of Substantial Completion of Interior Improvements under Exhibit "B" hereto, Landlord agrees that it will keep Tenant advised on negotiations for the construction contract with the Prime Contractor, that it will provide in such contract for penalties for delay in completion of construction by the Prime Contractor, and that Tenant will have the right to approve the Prime Construction Contract, approval not be unreasonably withheld or delayed, solely with regard to the timeline schedule for construction, the penalties which are to be charged to the Prime Contractor in the event of delay, and construction warranties.

     7. PARKING. Notwithstanding anything to the contrary in the Lease without change Tenant as part of its Allocated Parking Stalls shall have the exclusive use of not more than fifteen (15) reserved parking spaces, at the immediate entrance to both Buildings constituting the Premises. Landlord shall in no event oversubscribe parking or grant any exclusive parking within the parking area designated for Tenant's exclusive use.

     8. RULES AND REGULATION: Notwithstanding anything to the contrary in the Lease, Tenant shall not be required to comply with any new rule or regulation enacted solely by Landlord, unless the same applies nondiscriminatory to all occupants of the Project and does not unreasonably interfere with Tenant's use of the Premises, the Common Area, or Tenant's parking rights.

     9. ALTERATIONS, ADDITIONS AND IMPROVEMENTS: Notwithstanding anything to the contrary in the Lease Form:

          A. LANDLORD'S CONSENT: If Landlord's consent is required for a Tenant's Alteration or any repair pursuant to Section 6.1.D of the Lease form, Landlord's approval shall not be unreasonably withheld or delayed.

          B. TENANT'S PROPERTY: All Tenant Trade Fixtures, and any other personal property installed in the Premises at Tenant's expense ("Tenant's Property") shall at all times remain Tenant's property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect to all Tenant Alterations and Tenant's Property installed in the Premises at Tenant's expense. Tenant may remove Tenant's Property from the Premises at any time, provided Tenant repairs all damage caused by such removal.

          C. INSURANCE: Tenant shall have no obligation to insure any property in the Premises other than Tenant's Property and Tenant Alterations from fire or any other casualty, and Tenant shall be entitled to all insurance proceeds and condemnation awards and settlements payable with respect to Tenant's Property.

     10. COMMON OPERATING EXPENSES: Notwithstanding anything to the contrary in the

Lease, in no event shall Common Operating Expenses include nor shall Tenant have any other obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, liabilities, fees, charges, costs and expenses (collectively, "Costs"):

          A. CAPITAL IMPROVEMENTS: Costs for capital improvements, except to the except to the extent provided in Section 5.4, and as a result of operations due to the performance of Sections 6.1 and 8.2 of the Lease.

          B. REIMBURSABLE EXPENSES: Costs for which Landlord has a right of reimbursement from others.

Page Four


          C. REAL ESTATE TAXES: Real Property Taxes (i) on land and improvements not reserved for Tenant's exclusive or nonexclusive use, (ii) on improvements reserved for the exclusive use of other occupants of the Project, (iii) for Hazardous Materials remediation or removal (except to the extent provided otherwise in Section 7.2), any interest on taxes or penalties resulting from Landlord's failure to pay Real Property Taxes, and (iv) in any tax year the amount of any assessment payable in installments in excess of the installment payable for such tax year.

          D. LEASING COSTS: Fees, commissions, attorneys' fees, costs or other disbursements incurred in connection with the negotiation of this Lease or any negotiations or disputes with any other occupant of the Project, and costs arising from the violation by Landlord or any occupant of the Project (other than Tenant) of the terms and conditions of any lease or other agreement.

          E. MANAGEMENT: Wages, salaries, compensation, and labor burden for any employee of Landlord (except as provided in subpart 8.2B.(iv) of the Lease Form and any management fee in excess of the amount described in
Section 8.2.C of the Lease Form.

          I. DUPLICATION: Costs and expenses for which Tenant reimburses Landlord directly or which Tenant pays directly to a third person.

          J. STRUCTURAL: Costs for maintenance, repair or replacement to or of the structural elements of the Buildings.

     11. REAL PROPERTY TAXES: Any and all rebates on account of Real Property Taxes paid or reimbursed to Landlord by Tenant covering any period of the Lease Term under the provisions of this Lease shall belong to Tenant, and Landlord will, on the request of Tenant, execute any receipts, assignments, or other acquaintances that may be necessary in order to secure the recovery of the rebates, and will pay over to Tenant any rebates that may be received by Landlord. Tenant shall have the right to contest any Real Property Tax payable by Tenant hereunder, provided that during any such contest, (i) Tenant shall take any such action required to protect the Project from a tax lien resulting from such contest, (ii) Tenant shall promptly pay any Real Property Tax payable as a consequence of such contest, and (iii) Tenant may not withhold payment of any Real Property Tax pending completion of such contest.

     12. ASSIGNMENT AND SUBLETTING: For the purpose of this Lease, the sale of Tenant's capital stock, through any public exchange, shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

     13. REASONABLE EXPENDITURES: Notwithstanding anything to the contrary in the Lease, any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

     14. LANDLORD'S ENTRY OF PREMISES: Notwithstanding anything to the contrary in the Lease any entry by Landlord and Landlord's Agents shall not impair Tenant's operations more than reasonably necessary. During any such entry, Landlord and Landlord's Agents shall at all times be accompanied by Tenant and shall conform to Tenant's reasonable security requirements.

     15. LANDLORD'S AUTHORITY TO EXECUTE: Landlord warrants and represents to Tenant that Landlord has the full right, power and authority to enter into this Lease and has obtained all necessary consents and approvals from its partners, officers, board of directors or other members required under the documents governing is affairs in order to consummate the Lease contemplated hereby. The persons executing this Lease on behalf of Landlord have the full right, power and authority so to do and affirm the foregoing warranty on behalf of Landlord and on their own behalf.

     16. OPTION TO EXTEND LEASE TERM: Landlord hereby grants to Tenant one option to extend the Lease Term for a five (5) year term on the following terms and conditions:

Page Five


          A. Tenant must give Landlord notice in writing of its exercise of the option in question no earlier than one hundred eight (180) days and no later than one hundred twenty (120) days before the date the Lease Term would end but for said exercise.

          B. Tenant may not extend the Lease Term pursuant to any option granted by this paragraph if Tenant is materially in default beyond any applicable cure period as of the date of exercise of the option in question or as of the date this Lease would have been terminated but for said exercise.

          C. All terms and conditions of this Lease shall apply during the option period, except that the Base Monthly Rent for the option period shall be determined as provided in Paragraph D.

          D. The Base Monthly Rent for the Option Period shall be the greater of (i) one hundred percent (100%) of the Base Monthly Rent due the last month of the previous Lease Term, or (ii) one-hundred percent (100%) of the then fair market monthly rent determined as of the commencement of the option period in question based upon like buildings with like improvements in the San Jose area within the boundaries of Highways 237,101 and 880. If the parties are unable to agree upon the fair market monthly rent for the Premises for the option period in question at least seventy-five (75) days prior to the commencement of the option period in question, then the fair market monthly rent shall be determined by appraisal conducted pursuant to subparagraph E.

          E. In the event it becomes necessary to determine by appraisal the fair market rent of the Premises for the purpose of establishing the Base Monthly Rent during the Option Period, then such fair market monthly rent shall be determined by three (3) real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising real property (other than residential or agricultural property) located in Santa Clara County, California, in accordance with the following procedures:

               (1) The party demanding an appraisal (the "Notifying Party") shall notify the other party (the "Non-Notifying Party") thereof by delivering a written demand for appraisal, which demand, to be effective, must give the name, address, and qualifications of an appraiser selected by the Notifying Party. Within ten (10) days of receipt of said demand, the Non-Notifying Party shall select its appraiser and notify the Notifying Party, in writing, of the name, address, and qualifications of an appraiser selected by it. Failure by the Non-Notifying Party to select a qualified appraiser within said ten (10) day period shall be deemed a waiver of its right to select a second appraiser on its own behalf and the Notifying Party shall select a second appraiser on behalf of the Non-Notifying Party within five (5) days after the expiration of said ten (10) day period. Within ten
(10) days from the date the second appraiser shall have been appointed, the two (2) appraisers so selected shall appoint a third appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be selected by the American Arbitrations Association or if it shall refuse to perform this function, then at the request of either Landlord or Tenant, such third appraiser shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California for the County of Santa Clara.

               (2) The three (3) appraisers so selected shall meet in San Jose, California, not later than twenty (20) days following the selection of the third appraiser. At said meeting the appraisers so selected shall attempt to determine the fair market monthly rent of the Premises for the option period in question (including the timing and amount of periodic increases).

               (3) If the appraisers so selected are unable to complete their determinations in one meeting, they may continue to consult at such times as they deem necessary for a fifteen (15) day period from the date of the first meeting, in an attempt to have at least two (2) of them agree. If, at the initial meeting or at any time during said fifteen (15) day period, two (2) or more of the appraisers so selected agree on the fair market rent of the Leased Premises, such agreement shall be determinative and binding on the parties hereto, and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement.

Page Six


               (4) If two (2) or more appraisers do not so agree within said fifteen (15) day period, then each appraiser shall, within five (5) days after the expiration of said fifteen (15) day period, submit his independent appraisal in simple letter form to Landlord and Tenant stating his determination of the fair market rent of the Premises for the option period in question. The parties shall then determine the fair market rent for the Premises by determining the average of the fair market rent set by each of the appraisers. However, if the lowest appraisal is less than eighty-five percent (85%) of the middle appraisal then such lowest appraisal shall be disregarded and/or if the highest appraisal is greater than one hundred fifteen percent (115%) of the middle appraisal then such highest appraisal shall be disregarded. If the fair market rent set by any appraisal is so disregarded, then the average shall be determined by computing the average set by the other appraisals that have not been disregarded.

               (5) Nothing contained herein shall prevent Landlord and Tenant from jointly selecting a single appraiser to determine the fair market rent of the Premises, in which event the determination of such appraisal shall be conclusively deemed the fair market rent of the Premises.

               (6) Each party shall bear the fees and expenses of the appraiser selected by or for it, and the fees and expenses of the third appraiser (or the joint appraiser if one joint appraiser is used) shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

     17. AMORTIZATION OF LARGE EXPENSES: Any expenses of repair or replacement of a single item which are the responsibility of Landlord under the Lease, which Landlord has the right to pass through to Tenant as Common Operating Expenses or other form of Additional Rent, and which exceed, on any single item, the sum of $50,000.00, shall be amortized over a time period to be selected in Landlord's sole discretion, to be exercised in good faith, and shall be charged to Tenant as Common Operating Expenses on such an amortized basis.

     18. EXTERIOR PLATE GLASS: Notwithstanding anything to the contrary in the Lease, Landlord shall be solely responsible to pay any necessary and reasonable expenses of replacement of any exterior plate glass which breaks as a direct result of a structural defect in the Building.

     19. FAILURE TO INSURE: If a loss is not covered by insurance due to a party's failure to obtain such insurance in breach of said party's obligations under this Lease, then the party which should have been insured shall have the benefit of the above release notwithstanding the lack of insurance, but solely to the extent that said party would have been released had the party with the duty to insure performed that duty.

     20. DAMAGE TO PREMISES: If, because of damage to the Premises, Landlord has the right to terminate the Lease (a) under Paragraph 11.2A of this Lease, or (b) under Paragraph II. 2D (I) of this Lease solely on the ground that the cost of restoration are not reasonable within the meaning of said Paragraph 11.2D(I); then in either case Tenant shall have the option to avoid such termination and have the Lease continue if Tenant fulfills the conditions set forth in this Paragraph. The option shall be exercised by written notice to Landlord that Tenant will pay for all of the costs and expenses of said restoration to the extent that same are not covered and paid by insurance. Such notice must be given within ten (10) days after Landlord has given Tenant notice of termination under such Paragraphs, and if such notice is not given within the specified time, such option shall be of no further force or effect. If Tenant exercised such an option, then Landlord shall give Tenant written notice of Landlord's estimate of (a) the costs and expenses of restoration, and (b) the Landlord's anticipated insurance proceeds, if any. Within thirty (30) days of Tenant's receipt of this notice, Tenant shall deposit with

Landlord the amount of the difference stated in Landlord's written estimate between Landlord's insurance proceeds and the costs and expenses of restoration. If Tenant does not deposit such funds within the specified time, then Landlord's notice of termination shall be deemed valid as originally given, and Tenant's exercise of the option granted in this Paragraph shall be null and void. When the Premises have been rebuilt, Landlord shall account to Tenant for the actual costs and expenses of rebuilding and the actual insurance proceeds. Within thirty (30) days of Landlord's accounting, Tenant shall pay to Landlord any further sum necessary to fully reimburse Landlord for the difference between its actually recovered insurance proceeds and its actual costs of construction, or Landlord shall reimburse the Tenant for any amount paid by Tenant in excess of the difference between Landlord's actually recovered insurance proceeds and its actual costs of construction, as the case may be

Page Seven


     21. QUIET POSSESSION: Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

     22. HAZARDOUS MATERIALS: No expenses of investigating, responding to, or removing Hazardous Materials from the Property shall be recoverable by Landlord from Tenant, as a Common Operating Expense or otherwise, if Tenant shows by clear and convincing evidence that (a) the expenses were incurred as a result of contamination caused solely by one of the other tenants of the Property; or (b) the expenses were incurred because of contamination of the Property which took place before the earlier of Tenant's first date of occupancy of the Premises or the Commencement Date. In the event of contamination of the Property with Hazardous Materials which is not caused by Tenant or its Agents, but as to which Tenant is not exculpated under (a) and
(b) above, Tenant shall be liable for all of the expenses for any contamination, release, or spill which takes place within the Premises, but Tenant shall be liable only for Tenant's Share of such expenses for such contamination which takes place outside the Premises.

LANDLORD:                                    TENANT:
SAN JOSE ACQUISITION CO., L.L.C.             QUICKTURN DESIGN SYSTEMS, INC.
A DELAWARE LIMITED LIABILITY COMPANY         A DELAWARE CORPORATION

BY:  ARGO PARTNERSHIP, L.P.,
     ITS GENERAL PARTNER                     BY: /s/ Ray Ostby
                                                 RAY OSTBY
BY:  ARGO MANAGEMENT COMPANY, L.P.
     ITS GENERAL PARTNER                     TITLE: CHIEF FINANCIAL OFFICER

BY:  O'CONNER CAPITAL PARTNERS, L.P.,
     ITS GENERAL PARTNER                     DATE:  12/16/96

BY:  0'CONNER CAPITAL INCORPORATED,
     ITS GENERAL PARTNER

     BY:  /s/ K. J. Artingstall
          K. J. ARTINGSTALL
          VICE PRESIDENT

BY:  ARGO PARTNERSHIP II, L.P.,
     ITS MANAGER

BY:  ARGO II MANAGEMENT COMPANY, L.P.,
     ITS GENERAL PARTNER

BY:  O'CONNER CAPITAL PARTNERS II, L.P.,
     ITS GENERAL PARTNER

BY:  O'CONNER CAPITAL II INCORPORATED
     ITS GENERAL PARTNER

     BY:  /s/ K. J. Artingstall
          K. J. ARTINGSTALL
          VICE PRESIDENT

     DATE:  12/18/96

                                     SITE PLAN



                                     EXHIBIT A



       [Graphical representation of site plan of leased premises located at 2610 Orchard Parkway and 55 W. Trimble Road, San Jose, CA 95131-1013.]

                                     EXHIBIT B

                           INTERIOR IMPROVEMENT AGREEMENT

     THIS IMPROVEMENT AGREEMENT is made part of that Lease dated December 6, 1996, (the "Lease") by and between SAN JOSE ACQUISITION CO., L.L.C., ("Landlord"), and QUICKTURN DESIGN SYSTEMS, INC. ("Tenant"). Landlord and Tenant agree that the following terms are part of the Lease:

     1. PURPOSE OF IMPROVEMENT AGREEMENT: The purpose of this Improvement Agreement is to set forth the rights and obligations of Landlord and Tenant with respect to the construction of Interior Improvements within the Premises prior to the Commencement Date.

     2. DEFINITIONS: As used in this Interior Improvement Agreement, the following terms shall have the following meanings, and terms which are not defined below, but which are defined in the Lease and which are used in this Interior Improvement Agreement, shall have the meanings ascribed to them by the Lease:

          A. APPROVED SPECIFICATIONS: The term "Approved Specifications" shall mean those specifications for the Interior Improvements to be constructed by Landlord which are described by Exhibit "C" to the Lease.

          B.   ARCHITECT: Design and Engineering Systems.

          C. INTERIOR IMPROVEMENTS: The term "Interior Improvements" shall mean all interior improvements to be constructed by Landlord in accordance with the Approved Specifications (e.g., HVAC equipment and distribution, transformer and power distribution, partitions, floor, wall, and window covering, lighting fixtures), whether within or outside the exterior Premise walls.

          D. INTERIOR IMPROVEMENT COSTS: The term "Interior Improvement Costs" shall mean the following: (i) the total amount due pursuant to the general construction contract entered into by Landlord to construct the Interior Improvements; (ii) the cost of all governmental approvals required as a condition to the construction of the Interior Improvements (including all construction taxes imposed by the City of San Jose) in connection with the issuance of a building permit for the Interior Improvements; (iii) all utility connection or use fees; (iv) fees of Architect or engineers for services rendered in connection with the design and construction of the Interior Improvements; and (v) the cost of payment and performance bonds obtained by Landlord or Prime Contractor to assure completion of the Interior Improvement. Notwithstanding the foregoing, in no event shall Interior Improvement Costs include, and Landlord shall be solely responsible to pay:
(1) costs for which Landlord actually recovers from a third party (e.g., insurers, warrantors, tortfeasors), (2) cost for any work not shown on the Final Interior Improvement Plans as the same may be modified by Change Orders approved in writing by Tenant, or (3) construction management fees on that portion of the Interior Improvement Costs paid out of any portion of the Total Tenant Improvement Allowance. However, Landlord may charge a construction management fee, not to exceed 3%, on any Tenant contribution to the payment of Interior Improvement Costs. The parties acknowledge that the City of San Jose imposes certain taxes as a condition to the issuance of building permits in certain circumstances, including the "Building and Structure Construction Tax" imposed by Chapter 4.46 of the City of San Jose Municipal Code (the "BSC Tax") and the "Commercial-Residential-Mobile Home Park Building Tax" imposed by Chapter 4.47 of the City of San Jose Municipal Code (the "CRM Tax"). The parties further acknowledge that the rate for these two taxes is higher for a structure designed or intended to be used for "industrial purposes". However, the parties acknowledge and agree that (i) an additional BSC Tax will be due upon the issuance of a building permit for all Interior Improvements if the City of San Jose determines that the Interior Improvements are intended for "industrial purposes" or (ii) a BSC Tax and a CRM Tax based on the value of the Interior Improvements, plus an additional BSC Tax and a CRM Tax based on the value of the shell, will be due if the City of San Jose determines that the Building is intended for "commercial purposes", and (iii) any of such taxes that must be paid in order to obtain building permits for the Interior Improvements shall be "Interior Improvement Costs".

          E. SUBSTANTIAL COMPLETION AND SUBSTANTIALLY COMPLETE: The terms "Substantial Completion" and "Substantially Complete" shall each mean the date when all the



                                      EXHIBIT B

Page Two


following have occurred with respect to the Interior Improvements in question: (i) the construction of the Interior Improvements in question has been substantially completed in accordance with the requirements of this Lease, except for Punchlist items which do not unreasonably interfere with Tenant's use of the Premises for Tenant's intended purpose; (ii) the Architect responsible for preparing the plans shall have executed a certificate or statement representing that the Interior Improvements in question have been substantially completed in accordance with the plans and specifications therefor; and (iii) the Building Department of the City of San Jose or any other approvals required by applicable Law has completed its final inspection of such improvements and has "signed off' the building inspection card approving such work as complete.

     3. SCHEDULE OF PERFORMANCE: Set forth in this paragraph is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations regarding the construction of the Interior Improvements (the "Schedule of Performance"). Landlord and Tenant shall each be obligated to use reasonable efforts to perform their respective obligations within the time periods set forth in the Schedule of Performance and elsewhere in this Interior Improvement Agreement. The Schedule of Performance is as follows:

          Action                                                 Responsible
          Items          Due Date                                   Party
         ----------      --------                                ------------

A.   Delivery to         March 1, 1997                           Tenant
     Landlord of
     Tenant's
     Interior
     Requirements

B.   Delivery to         Within ten (10) business days           Landlord
     Tenant of           after delivery to Landlord of
     Preliminary         conceptual plans for the Interior
     Interior            Improvements.
     Improvement
     Plans

C.   Approval by         Within five (5) business                Tenant
     Tenant of           days after Tenant receives
     Preliminary         Preliminary Interior Plans.
     Interior
     Plans

D.   Delivery to         Within fifteen (15) business            Landlord
     Tenant of           days after approval of the.
     Final               Preliminary Interior Plans
     Interior
     Plans

E.   Approval by         Within two (2) business days after      Tenant
     Tenant of           Tenant receives Final Interior Plans
     Final
     Interior
     Plans

F.   Commence-           Within five (5) days after              Landlord
     ment of             issuance of all necessary
     construction        governmental approvals
     of Interior
     Improvement

Page Three


G.   Substantial         Within sixty (60) days after            Landlord
     Completion          issuance of building permit for
     of Interior         the Interior Improvements, subject
     Improvements        to any delay for specialized
                         improvements or long lead items.

     4. CONSTRUCTION OF INTERIOR IMPROVEMENTS: Landlord shall construct the Interior Improvements in accordance with the following:

          A. DEVELOPMENT AND APPROVAL OF PRELIMINARY INTERIOR PLANS: On or before the due date specified in the Schedule of Performance, Tenant shall deliver to Landlord a proposed floor plan identifying its requirements for the Interior Improvements that is consistent with the Approved Specifications ("Tenant's Interior Requirements"). On or before the due date specified in the Schedule of Performance, Landlord shall and deliver to Tenant for its review and approval preliminary plans for the Interior Improvements which are consistent with and conform to Tenant's Interior Requirements and the Approved Specifications (the "Preliminary Interior Plans"). On or before the due date specified in the Schedule of Performance, Tenant shall either approve such plans or notify Landlord in writing of its specific objections to the Preliminary Interior Plans. If Tenant so objects, Landlord shall revise the Preliminary Interior Plans to address such objections in a manner consistent with the parameters for the Interior Improvements set forth in this Improvement Agreement and the Approved Specifications and shall resubmit such revised Preliminary Interior Plans as soon as reasonably practicable to Tenant for its approval. When such revised Preliminary Interior Plans are resubmitted to Tenant, it shall either approve such plans or notify Landlord of any further objections in writing within two (2) business days after receipt thereof. If Tenant has further objections to the revised Preliminary Interior Plans, the parties shall meet and confer to develop Preliminary Interior Plans that are acceptable to both Landlord and Tenant within five
(5) business days after Tenant has notified Landlord of its second set of objections. In the event Tenant and Landlord do not resolve all of Tenant's objections within such five (5) business day period, Landlord and Tenant shall immediately cause Landlord's Architect to meet and confer with Tenant's architect or construction consultant, who shall apply the standards set forth in this Improvement Agreement to resolve Tenant's objections and incorporate such resolution into the Preliminary Interior Plans, which process Landlord and Tenant shall cause to be completed within five (5) business days after the conclusion of the five (5) business day period referred to in the immediately preceding sentence.

          B. DEVELOPMENT AND APPROVAL OF FINAL INTERIOR PLANS: Once the Preliminary Interior Plans have been approved by Landlord and Tenant (including all changes made to resolve Tenant's objections approved by Landlord's Architect and Tenant's representative or construction consultant pursuant to subparagraph 4A), Landlord shall complete and submit to Tenant for its approval final working drawings for the Interior Improvements by the due date specified in the Schedule of Performance. Tenant shall approve the final plans for the Interior Improvements or notify Landlord in writing of its specific objections by the due date specified in the Schedule of Performance. If Tenant so objects, the parties shall confer and reach agreement upon final working drawings for the Interior Improvements within five (5) business days after Tenant has notified Landlord of its objections. In the event Tenant and Landlord do not resolve all of Tenant's objections within such five (5) business day period, Landlord and Tenant shall immediately cause the Architect to meet and confer with Tenant's representative or construction consultant, who shall apply the standards set forth in the Improvement Agreement to resolve Tenant's objections and incorporate such resolution into the Final Interior Plans, which process Landlord and Tenant shall cause to be completed within five (5) business days after the conclusion of the five (5) business day period referred to in the immediately preceding sentence. The final working drawings so approved by Landlord and Tenant (including all changes made to resolve Tenant's objections approved by the Architect and Tenant's representative or construction consultant) are referred to herein as the "Final Interior Plans".

          C. STANDARD FOR CONSENT: Landlord's and Tenant's approval of the Tenant Interior Requirements, the Preliminary Interior Plans, the Final Interior Plans, the Final Improvement Cost Budget, and any modifications thereto or to the Schedule of Performance shall not be unreasonably withheld or delayed, provided, however, that:

Page Four


               1. Landlord may withhold its approval in its sole discretion to any work, which adversely affects the building structure, roof or building service equipment, is visible from the exterior of the premises and is not aesthetically in keeping with the Project, and

               2. Tenant may withhold is approval in its sole discretion to any work, which causes the Final Improvement Cost Budget to exceed the Total Landlord's Allowance by more than $50,000.00, delays the expected Substantial Completion Date more than 60 days, or modifies the Interior Improvements within the demising wall of the Premises.

Any disapproval by Landlord or Tenant shall be accompanied by a written statement of the disapproved item, the reasons for disapproval, and the specific changes required to make the item acceptable. If a party's written notice of disapproval is not delivered in accordance with the time limits and standards set forth in this Agreement, such disapproval shall be deemed not given.

          D. BUILDING PERMIT: As soon as the Final Interior Plans have been approved by Landlord and Tenant, Landlord shall apply for a building permit for the Interior Improvements, and shall diligently prosecute to completion such approval process.

          E. CONSTRUCTION CONTRACT: Landlord and Tenant shall cooperate to cause the Interior Improvements to be constructed by a general contractor who is engaged by Landlord in accordance with the procedures set forth in subparagraph 4D(1) hereof.

               (1) The job of constructing the Interior Improvements shall be offered for "competitive bid", on a fixed price basis, to three (3) general contractors selected by Landlord and approved by Tenant. The construction contract in form reasonably acceptable to Tenant shall be awarded to the bidder submitting the lowest bid for the job. Landlord shall submit to Tenant a list of general contractors acceptable to Landlord to whom the job may be bid, and Tenant shall notify Landlord within three (3) business days after receipt of such list of its objection to any proposed contractor. Tenant's failure to object within such period of time shall be deemed to be its approval of all bidders on the list so submitted by Landlord. If the lowest bid resulting from such competitive bidding process indicates that the Interior Improvement Costs will exceed $1,020,705.00 Dollars ($7.00 per gross leasable square foot of the Premises), Landlord shall promptly notify Tenant, in writing, to that effect, and Tenant shall have the right to propose modifications to the Final Interior Plans within five (5) business days after Tenant's receipt of Landlord's notice, subject to Landlord's approval of such changes, for the purpose of reducing the Interior Improvement Costs. Such revision of the final Interior Plans shall be completed as expeditiously as possible; provided, however, that (i) the job shall nonetheless be awarded to the low bidder whose price shall be adjusted based upon the changes requested by Tenant and approved by Landlord made to the Final Interior Plans; and (ii) if Tenant should choose to exercise its right to modify the final Interior Plans for the purpose of reducing the Interior Improvement costs, any delay resulting from the failure by Tenant to timely exercise its right to do so shall be a delay caused by Tenant for purposes of paragraph 7 hereof.

               (2) Landlord and Tenant shall use their best efforts to approve the general contractor and all subcontractors all major material suppliers and the form of contract for such parties so that the construction contract may be executed as soon as possible.

          F. COMMENCEMENT OF INTERIOR IMPROVEMENTS: On or before the due date specified in the Schedule of Performance, Landlord shall commence construction for the Interior Improvements and shall diligently prosecute such construction to completion, using all reasonable efforts to achieve Substantial Completion of the Interior

Improvements by the due date specified in the Schedule of Performance.

     5. PAYMENT OF INTERIOR IMPROVEMENT COSTS: Landlord and Tenant shall have the following obligations with respect to the payment of Interior Improvement Costs:

          A. Landlord shall be obligated to pay an amount equal to the Tenant Improvement Allowance (including the First Level Tenant Improvement Allowance and so much of the Second Level Tenant Improvement Allowance as Tenant shall elect to utilize) as provided for in Paragraph 1 of the First Addendum To Lease for the Payment of Interior Improvement costs. If the total of Interior Improvement Costs exceeds the amount of Landlord's required

Page Five


contribution, Tenant shall be obligated to pay the entire amount of such excess either in cash or, if the Second Level Tenant Improvement Allowance has not been depleted, from such portion of the Second Level Tenant Improvement Allowance as Tenant shall elect to utilize. In the event that Tenant elects to utilize all or a portion of the Second Level Tenant Improvement Allowance for these purposes, then the Base Monthly Rent shall be increased as provided for in Paragraph 2 of the First Addendum to Lease. In no event shall Landlord be obligated to pay for Interior Improvement Costs in excess of the allowances provided for in Paragraph 1 of the First Addendum To Lease. If Tenant becomes obligated to contribute toward paying Interior Improvement Costs pursuant to this subparagraph 5A, then Landlord shall estimate the amount of such excess prior to commencing construction of the Interior Improvements and Tenant shall pay to Landlord a proportionate share of each progress payment due to the general contractor which bears the same relationship to the total amount of the progress payment in question as the amount Tenant is obligated to contribute to the payment of Interior Improvement Costs bears to the total estimated Interior Improvement Costs approved by Tenant at the time the final Improvement Plans are approved. Tenant shall pay Tenant's share of any progress payment to Landlord within five (5) business days after receipt of a statement therefor from landlord. At the time the final accounting is rendered by Landlord pursuant to subparagraph 5C hereof, there shall be an adjustment between Landlord and Tenant such that each shall only be required to contribute to the payment of Interior Improvement Costs in accordance with the obligations set forth in this subparagraph 5A, which adjustment shall be made within five (5) days after Landlord notifies Tenant of the required adjustment. If Tenant is required to make a payment to Landlord, Tenant shall make such payment even if Tenant elects to audit the statement submitted by Landlord pursuant to subparagraph 5C. In the event Tenant's audit discloses that an overpayment or underpayment was made by Tenant, there shall be an adjustment between Landlord and Tenant as soon as reasonably practicable such that each shall only be required to contribute to the payment of costs in accordance with the obligations set forth in this subparagraph 5A.

          B. If Tenant fails to pay any amount when due pursuant to this paragraph 5, then (i) Landlord may (but without the obligation to do so) advance such funds on Tenant's behalf, and Tenant shall be obligated to reimburse Landlord for the amount of funds so advanced on its behalf, and
(ii) Tenant shall be liable for the payment of a late charge and interest in the same manner as if Tenant had failed to pay Base Monthly Rent when due as described in paragraph 3.4 of the Lease. Any amounts paid to Landlord by Tenant pursuant to this subparagraph shall be held by Landlord as Tenant's agent, for disbursal to the general contractor in payment for work costing in excess of Landlord's required contribution.

          C. When the Interior Improvements are Substantially Completed, Landlord shall submit to Tenant a final and detailed accounting of all Interior Improvement Costs paid by Landlord, certified as true and correct by Landlord's financial officers. Tenant shall have the right to audit the books, records, and supporting documents of Landlord to the extent necessary to determine the accuracy of such accounting during normal business hours after giving Landlord at least two (2) days prior written notice. Tenant shall bear the cost of such audit, unless such audit discloses that Landlord has overstated the total of such costs by more than two percent (2%) of the actual amount of such costs, in which event Landlord shall pay the cost of Tenant's audit. Any such audit must be conducted, if at all, within ninety
(90) days after Landlord delivers such accounting to Tenant.

     6. CHANGES TO APPROVED PLANS: Once the Final Interior Plans have been approved by Landlord and Tenant, neither shall have the right to order extra work or change orders with respect to the construction of the Interior Improvements without the prior written consent of the other which consent shall be given or withheld in accordance with Section 4.C above. All extra work or change orders requested by either Landlord or Tenant shall be made in writing, shall specify any added or reduced cost and/or construction time resulting therefrom, and shall become effective and a part of the Final Interior Plans once approved in writing by both parties. If a change order requested by Tenant results in an increase in the cost of constructing the Interior Improvements, Tenant shall pay the amount of such increase caused by the change order requested by Tenant at the time the change order is approved by both Landlord and Tenant if and to the extent such change order causes the Interior Improvement Costs to exceed Landlord's required contribution thereto described in subparagraph 5A. If a change order results in an

Page Six


increase in the amount of construction time needed by Landlord to complete the Interior Improvements, paragraph 7 hereof may apply.

     7. DELIVERY OF POSSESSION AND PUNCH LIST AGREEMENT: As soon as the Interior Improvements are Substantially Completed, Landlord and Tenant shall together walk through the Premises and inspect all Interior Improvements so completed, using reasonable efforts to discover all uncompleted or defective construction in the Interior Improvements. After such inspection has been completed, each party shall sign an punch list agreement in the form attached to the Lease as EXHIBIT "D", which shall include a list of all "punch list" items which the parties agree are to be corrected by Landlord. As soon as such inspection has been completed and such agreement executed, Landlord shall use reasonable efforts to complete and/or repair such "punch list" items within thirty (30) days after executing the punch list agreement. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of Landlord's work of improvement in such part as complete and in accordance with the terms of the Lease except for the punch list items noted and latent defects that could not reasonable have been discovered by Tenant during its inspection of the Interior Improvements prior to completion of the punch list agreement. Notwithstanding anything contained herein, Tenant's obligation to pay the Base Monthly Rent and Additional Rent shall commence as provided in the Lease, regardless of whether Tenant completes such inspection or executes such punch list agreement.

     8. STANDARD OF CONSTRUCTION AND WARRANTY: Landlord hereby warrants that the Interior Improvements shall be constructed in accordance with the Final Interior Plans (as modified by change orders approved by Landlord and Tenant), all Private Restrictions and all Laws, in a good and workmanlike manner, and all materials and equipment furnished shall conform to such final plans and shall be new and otherwise of good quality. The foregoing warranty shall be subject to, and limited by, the following:

          A. Once Landlord is notified in writing of any breach of the above-described warranty, Landlord shall promptly commence the cure of such breach and complete such cure with diligence at Landlord's sole cost and expense.

          B. Landlord's liability pursuant to such warranty shall be limited to the cost of correcting the defect or other matter in question. In no event shall Landlord be liable to Tenant for any damages or liability incurred by Tenant as a result of such defect or other matter, including without limitation damages resulting from any loss of business by Tenant or other consequential damages, provided Landlord promptly commences and diligently completes the cure of the breach of warranty after the delivery of written notice of the need for cure to Landlord.

          C. Notwithstanding anything contained herein, Landlord shall not be liable for any defect in design, construction, or equipment furnished which is discovered and of which Landlord receives written notice from Tenant after the first (1st) anniversary of the recordation of a notice of completion for the work of improvement affected by the defect.

          D. With respect to defects for which Landlord is not responsible pursuant to this Lease or with respect to repairs for which Landlord is responsible hereunder, but which Landlord fails to complete within thirty
(30) days (or such longer time as is reasonably required to complete the repair) following delivery to Landlord of notice of the need for repairs, Tenant shall have the benefit of any construction or equipment warranties existing in favor of Landlord that would assist Tenant in correcting such defect and in discharging its obligations regarding the repair and maintenance of the Premises. Upon request by Tenant, Landlord shall inform Tenant of all written construction and equipment warranties existing in favor of Landlord which affect the Interior Improvements. Landlord shall cooperate with Tenant in enforcing such warranties and in bringing any suit that may be necessary to enforce liability with regard to any defect for which Landlord is not responsible pursuant to this paragraph so long as Tenant pays all costs reasonably incurred by Landlord in so acting.

          E. Landlord makes no other express or implied warranty with respect to the design, construction or operation of the Interior Improvements except as set that forth in this Lease.

Page Seven


          F. EFFECT OF ACCEPTANCE OF INTERIOR IMPROVEMENTS: Notwithstanding anything to the contrary in the Lease or this Improvement Agreement, Tenant's acceptance of the Interior Improvements shall not waive the foregoing warranty.

     9. EFFECT OF AGREEMENT: In the event of any inconsistency between this Improvement Agreement and the Lease, the terms of this Improvement Agreement shall prevail.

LANDLORD:                                        TENANT:
SAN JOSE ACQUISITION CO., L.L.C.                 QUICKTURN DESIGN SYSTEMS, INC.
A DELAWARE LIMITED LIABILITY COMPANY             A DELAWARE CORPORATION

BY:  ARGO PARTNERSHIP, L.P.,
     ITS GENERAL PARTNER                         BY: /s/ Ray Ostby
                                                     RAY OSTBY
BY:  ARGO MANAGEMENT COMPANY, L.P.
     ITS GENERAL PARTNER                         TITLE: CHIEF FINANCIAL OFFICER

BY:  O'CONNER CAPITAL PARTNERS, L.P.,
     ITS GENERAL PARTNER                         DATE:  12/16/96

BY:  O'CONNER CAPITAL INCORPORATED,
     ITS GENERAL PARTNER

     BY: /s/ K. J. Artingstall
         K. J. ARTINGSTALL
         VICE PRESIDENT

BY:  ARGO PARTNERSHIP II, L.P.,
     ITS MANAGER

BY:  ARGO II MANAGEMENT COMPANY, L.P.,
     ITS GENERAL PARTNER

BY:  0'CONNER CAPITAL PARTNERS II, L.P.,
     ITS GENERAL PARTNER

BY:  O'CONNER CAPITAL II INCORPORATED
     ITS GENERAL PARTNER

     BY: /s/ K. J. Artingstall
         K. J. ARTINGSTALL
         VICE PRESIDENT

     DATE:  12/18/96

                                    EXHIBIT "C"

                              APPROVED SPECIFICATIONS


                          (To be attached at a later date)








Multi-Tenant Net Industrial

                                      EXHIBIT C

PUNCH LIST


Tenant:                            Page:                         Of

Address:                           Job No.:

Contractor:

Walk-thru Date:                    Time:


     Room                       Description         Compl.       App.
     No./Name                   of Work Item        Date         By












Orchard:                                   Date:

Tenant                                     Date:

Contractor:                                Date:

Completion Approved:                       Date:







                                      EXHIBIT D

SANTA CLARA COUNTY TITLE CO.
636 NO. FIRST ST.
SAN JOSE CA 95112




                        DECLARATION OF COVENANTS, CONDITIONS
                              AND RESTRICTIONS OF THE
                              ORCHARD TECHNOLOGY PARK

     THIS DECLARATION is made on June 12 1978, by NEW ENGLAND MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (hereinafter called "Declarant") as owner of that certain real property situated in the City of San Jose, County of Santa Clara, State of California described in Exhibit "A" hereto which exhibit is by this reference incorporated herein as if fully set forth herein.

                                     ARTICLE 1

                                    DEFINITIONS

     1.1 Unless the context otherwise specifies or requires, the terms defined in this Article shall, for all purposes of this Declaration, have the meanings herein specified.

     1.2 ARCHITECT: The term "Architect" shall mean a person holding a certificate to practice architecture in the State of California under authority of the Business and Professions Code of the State of California.

     1.3 DECLARATION: The term "Declaration" shall mean this Declaration of Covenants, Conditions and Restrictions.

     1.4 DEED OF TRUST: The term "Deed of Trust" or "Trust Deed" shall mean a mortgage as well as a deed of trust.

     1.5 APPROVING AGENT: The term "Approving Agent" shall mean, in the following order or precedence:

          A. NEW ENGLAND MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation whose present address is 501 Boylston Street, Boston, Massachusetts, (hereinafter referred to as "New England"), shall be the Approving Agent until New England shall have resigned as Approving Agent by executing a written resignation and causing an original of same to be recorded, and by giving written notice of such resignation to each Owner of record, as shown on the most recent county assessor's roll, of real property then subject to this Declaration; provided, New England may delegate its duties and rights as Approving Agent to a third party (the "Appointed Approving Agent") selected by New England, in New England's sole discretion, including without limitation Orchard Properties, a California corporation ("Orchard") by executing a written assignment, which shall have been accepted in writing by such Appointed Approving Agent, and causing an original of such assignment to be recorded and by giving written notice of such Assignment to each Owner of record as shown an the most recent county assessor's roll, of real property then subject to this Declaration, in which event such Appointed Approving Account shall be the Approving Agent until the first to occur of
(1) such Appointed Approving Agent shall have resigned as Approving Agent by executing a written resignation



                                      EXHIBIT E
and causing an original of same to be recorded and by giving written notice of such resignation to each owner of record, as shown on the most recent county assessor's roll, of real property then subject to this Declaration or
(ii) Now England shall have removed such Appointed Approving Agent by delivering a "Notice of Removal" to the Appointed Approving Agent and causing an original of same to be recorded and by giving written notice of such removal to each owner of record, as shown on the most recent county assessor's roll, of real property then subject to this Declaration; provided, that in the event of such a resignation or removal of an Appointed Approving Agent, New England shall once again become Approving Agent with the right and power to appoint another Appointed Approving Agent, an herein a set forth.

          B. If at any time during which Now England shall serve as Approving Agent, or shall re-acquire the right to so serve pursuant to subparagraph A above, any corporation, association or trust controlled by New England or with which New England has been merged or consolidated or by which New England has been acquired, is certified of record by New England (hereinafter referred to as "New England's Successor") then New England's Successor shall be the Approving Agent provided it has been granted of record by New England the exclusive right to act as Approving Agent pursuant to this Declaration, in which event New England's Successor shall be the Approving Agent until New England's successor shall have resigned an Approving Agent by executing a written resignation and causing an original of same to be recorded, and by giving written notice of such resignation to each Owner of record, as shown on the most recent county assessor's roll, of real property then subject to this Declaration; and thereafter,

          C. Any association (whether or not incorporated) organized by the owners of sixty six and two-thirds percent (66-2/3%) of the land area (exclusive of portions dedicated to a public agency or authority for a public use) then subject to this Declaration for the purpose of acting as and assuming the functions of an Approving Agent, in which membership is available to all Owners and decisions are made on the basis of majority vote with one vote assigned for each square foot of land owned by each Owner, but only if the Owners organizing such association within not less than six (6) months from the date that New England or New England's Successor, as the case may be shall have ceased to be the Approving Agent, shall have (i) organized such association and (ii) executed and recorded a statement in the form of an amendment to this Declaration as described in Paragraph 8.2 Setting forth that such organization has been formed for the purpose of acting as Approving Agent pursuant to this Declaration and (iii) shall have, given written notice to all owners of record of real property then subject to this Declaration that such association has been formed; and

          D. If New England, Orchard or New England's Successor, as the case may be, shall cease to be the Approving Agent and no organization is formed pursuant to Paragraph 1.5B satisfying all the conditions precedent contained therein within the specified time period, there shall be no Approving Agent for the remainder of the life of this Declaration.

     1.6 STRUCTURES: The term "structure(s)" shall include all structures, buildings, outbuildings, sheds, fences and screening walls over three (3) feet in height, barriers or retaining walls.

     1.7 MORTGAGEE: The term "Mortgagee" shall mean a beneficiary under or a holder of a Deed of Trust as well as a mortgagee under a mortgage,

     1.8 THE ORCHARD TECHNOLOGY PARK: The term "The Orchard Technology Park" shall mean all of the real property described in Exhibit "A" hereto.

     1.9 RESTRICTIONS: The term "Restrictions" shall mean the Covenants, Conditions and Restrictions set forth in this Declaration, as it may from time to time be amended, or supplemented.

     1.10 OWNER: The term "Owner" shall mean and refer to any person owning a fee estate in the land, or any portion thereof, contained within the Orchard Technology Park, but excluding either (a) any person who holds such interest as security for the payment of an obligation or (b) any person holding a leasehold estate.

     1.11 RECORD, RECORDED: the terms "record" or "recorded" shall mean, with respect to any document, the recordation of said document in the office of the County Recorder of the County of Santa Clara, State of California.

     1.12 SIGN: The term "sign" shall mean any structures device or contrivance, electric or non-electric, and all parts thereof which are erected or used for advertising purposes upon or within which any poster, bill, bulletin, printing, lettering, painting, device or other advertising of any kind whatsoever is used, placed, posted or otherwise fastened or affixed to ground or structures.

     1.13 STREETS: The term "street(s)" shall mean any publicly dedicated street highway, or other publicly dedicated thoroughfare within or adjacent to the Orchard Technology Park and shown on any recorded subdivision or parcel map, or record of survey, whether designated thereon as a publicly dedicated street, boulevard, place, drive, road, terrace, way, lane, circle or court,

     1.14 VISIBLE FROM NEIGHBORING PROPERTY: The term "visible from neighboring property" shall mean, with respect to any given object, that such object is or would be visible to a person six (6) feet tall having 20/20 vision and standing on any part of such neighboring property at an elevation no greater than the elevation of the base of the object being viewed.

     1.15 PERSON: The term "person" shall mean an individual, group of individuals, corporation, partnership, trust, unincorporated business association or such other legal entity as the context in which such term is used may imply.

     1.16 LOT: The term "lot" shall mean any parcel of land contained within the Orchard Technology Park as divided or subdivided on subdivision or parcel map(s) recorded in the official records of the Recorder of Santa Clara County, California, as they from time to time become currents.

     1.17 FRONT: The term "front" shall mean, with respect to any structure, any wall facing a street.

                                     ARTICLE 2
                              PROPERTY SUBJECT TO THE
                        ORCHARD TECHNOLOGY PARK RESTRICTIONS

     2.1 GENERAL DECLARATION CREATING THE MUTUAL RESTRICTIONS: Declarant hereby declares that all of the real property located in the County of Santa Clara, State of California as described in Exhibit "A", which exhibit is attached hereto and incorporated herein by this reference, (sometimes hereinafter called the "Orchard Technology Park") is and shall be, conveyed, hypothecated, encumbered, leased, occupied, built upon or otherwise used, improved or transferred, in whole or in part, subject to the Restrictions and that all of said Restrictions, and all the covenants, conditions and agreements herein contained are declared and agreed to be in furtherance of a general plan for the subdivision, improvement and sale of said real property and are established for the purpose of enhancing and perfecting the value, desirability, and attractiveness of said real property and every part thereof. Declarant further declares that (a) that the Restrictions and each of the covenants, conditions and agreements herein contained are made for the direct, mutual and reciprocal benefit of each and every lot contained within the orchard Technology Park and that such Restrictions are and shall be mutual equitable servitudes burdening each lot for the benefit of all other lots within the Orchard Technology Park and (b) the Restrictions and each of the covenants, conditions and agreements herein contained shall be "covenants running with the land" burdening each lot within the Orchard Technology Park for the benefit of all other lots within the Orchard Technology Park, the burdens of which shall be binding upon each Owner, lessee, licensee, occupant or user of each lot within the Orchard Technology Park, his successors and assigns, for the benefit of each owner of all other lots within the Orchard Technology Park, his successors and assigns.


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
                                      ARTICLE 3
                                      ---------
                          APPROVAL OF PLANS FOR STRUCTURES

     3.1 APPROVAL REQUIRED: So long as there is a then serving Approving Agent, no structure shall be erected, placed, constructed, substantially remodeled, rebuilt or reconstructed on any land subject to this Declaration until the following procedures have been fully complied with and the Approving Agent has approved in writing the Preliminary Plans (as defined below) and the Final Plans (as defined below):

          A. The owner, or lessee, licensee, or other occupant of the lot to be improved or his authorized agent (the "Applicant") shall deliver to the Approving Agent preliminary plans and specifications (the "Preliminary Plans") in such form and containing such information an may be required by the Approving Agent for the following:

               (1) A site development plan showing the location of all proposed driveways, parking areas, walkways, landscaped areas, storage and refuse areas, and building area;

               (2)  A landscaping plan for the particular lot;

               (3)  A sign and lighting plan;

               (4) A building elevation plan showing dimensions, materials and exterior color schemes;

               (5)  A grading plan.

Such Preliminary Plans shall be submitted in writing in duplicate over the authorized signature of the Applicant.

          B. At such time as the Approving Agent shall have approved in writing the Preliminary Plans and prior to the submission of said Final Plans to the City of San Jose the Applicant shall submit to the Approving Agent complete and detailed final plans, specifications and working drawing (the "Final Plans") with regard to the proposed improvements, which Final Plans will be in such form as may then be required by the City of San Jose for review by said City and shall contain such additional information as may be required by the Approving Agent; provided, such Final Plans need not include detailing with regard to interior improvements such an interior partitioning walls.

          C. No such prior approval of any Preliminary Plans or Final Plans shall be required if there is no then serving Approving Agent to so approve such plans. Changes in approved Preliminary Plans or approved Final Plans which materially affect landscaping, signing, building size, placement or external appearance must be similarly submitted to and approved by the Approving Agent.

     3.2 ADDITIONAL APPROVAL REQUIRED: So long as there is a then serving Approving Agent, no exterior surface of any structure or improvement existing on any lot subject to this

Declaration shall be painted, texturized or otherwise changed, no alterations, additions or changes of any type whatsoever shall be made to any landscaping placed on any lot subject to this Declaration, and no additions or alterations to any paved area on any lot subject to this Declaration shall be made until plans for such painting, alterations, additions or changes, including samples of colors, materials, landscaping plans, and/or plans and specifications with regard to paving, as the case may require, together with such other information as shall be required by the Approving Agent, shall have been submitted to the Approving Agent and the Approving Agent shall have approved in writing such requested change.

     3.3 BASIS FOR APPROVAL: The Approving Agent shall have the right to disapprove any plans and specifications submitted hereunder for any reason (provided that such approval shall not be unreasonably withheld), including but not limited to any of the following:

          A.   Failure to comply with any of the Restrictions;

          B. Failure to include information in such plans and specifications as may have been reasonably requested by the Approving Agent;

          C. Objection to the exterior design of the proposed structures or the appearance of materials to be used in the construction of any proposed structure which are found by the Approving Agent to be incompatible with existing structures in the Orchard Technology Park;

          D. Objections based upon the inadequacy of the number of onsite parking spaces considering (1) the contemplated use or future possible use of the structures proposed and (2) the availability of additional parking offsite.

          E. Objection to the location of any proposed structure upon any lot as it relates to other lots within the Orchard Technology Park;

          F.   Objection to the grading plan for any lot;

          G. Objection to the color scheme, finish, proportions, style or architecture, height, bulk or appropriateness of any structure as they relate to other structures within the Orchard Technology Park;

          H. Objection to the landscaping materials an they relate to other landscaping materials then used or contemplated for use within the Orchard Technology Park;

          I. Any other matter which, in the judgment of the Approving Agent. would render the proposed structure or structures or use inharmonious with the general plan for improvement of Orchard Technology Park or with structures or landscaping then located upon or proposed to be located upon other lots or other properties within Orchard Technology Park.

     3.4 APPROVAL: Upon approval by the Approving Agent of any plans and specifications submitted hereunder, a copy of such plans and specifications as approved shall be deposited for permanent record with the Approving Agent, and a copy of ouch plans and specifications bearing such approval, in writing, shall be returned to the applicant submitting the same.

     3.5 RESULT OF INACTION: if the Approving Agent fails either to approve or disapprove either the Preliminary Plans or the Final Plans within thirty
(30) days after such Preliminary Plans or Final Plans, as the case may be, have been submitted to it, it shall be conclusively presumed that the Approving Agent has approved said Preliminary or Final Plans; provided, however, that if within said thirty (30) day period, the Approving Agent gives written notice of the fact that more time is required for the review of such plans, there shall be no presumption that the same are approved until the expiration of a reasonable period of time as set forth in said notice not to exceed thirty(30) days. Such presumption shall not apply if the review fee required by Paragraph 3.9 was not paid at the time the plans were first submitted to the Approving Agent.

     3.6 PROCEEDING WITH WORK: Upon receipt of approval from the Approving Agent pursuant to this Article, the Owner or lessee to whom the same is given shall as soon as practicable satisfy all conditions thereof and diligently proceed with the commencement and completion of all approved construction, refinishing, alterations and excavations. In all cases work shall be commenced within one (1) year from the date of such approval. If Applicant fails to commence construction of the structures within one (1) year from date of such approval, then the approval given pursuant to this Article shall be deemed revoked unless the Approving Agent upon request made prior to the expiration of said one (1) year period extends in writing the time for commencing work. In all cases work shall be completed in accordance with the Preliminary Plans and the Final Plans within two years from date of issuance of the first (or only) building permit with regard to such work.

     3.7 LIMITATION ON APPROVING AGENT: In no event shall the Approving Agent disapprove any plans and specifications solely by reason of the Applicant's proposed use of the lot if such use is specifically permitted pursuant to
Section 5.1.

     3.8 LIABILITY: Neither the Declarant nor the Approving Agent shall be liable for any damage, loss or prejudice suffered or claimed on account of:

          A. The approval or disapproval of any plans, drawings and specifications, whether or not defective;

          B. The construction or performance of any work, whether or not done pursuant to approved plans, drawings and specifications; or

          C.   The development of any property within Orchard Technology Park.

     3.9 REVIEW FEE: An architectural review fee shall be paid to the Approving Agent as follows:

          A. At such time as Preliminary Plans pertaining to erection, placement, construction, remodeling or reconstruction of structures within the Orchard Technology are submitted for approval based on the following schedule:

               (1) When the plans submitted are prepared by an architect, the architectural review fee shall be Two Hundred Fifty Dollars ($250.00);

               (2) In all other cases the architectural review fee shall be Four Hundred Dollars ($400.00).

          B. At such time as documents required to be submitted pursuant to paragraph 3.2 above are submitted for approval, the architectural review fee shall be the sum of Fifty Dollars ($50.00).

     3.10 CERTIFICATE OF COMPLIANCE: So long as there is an Approving Agent, such Approving Agent shall within twenty one (21) days following written request therefor by an Owner, execute and deliver to such requesting Owner a "Certificate of Compliance" stating that the lot specified by such Owner in said request for Certificate of Compliance is in compliance with Article 3 of these Restrictions, or, if such lot shall not be in compliance with Article 3 of these Restrictions, stating the nature of such noncompliance and the specific paragraph of this Article 3 with which said lot does not comply.


                                     ARTICLE 4
                                     ---------
                            LIMITATIONS ON IMPROVEMENTS

     4.1 UTILITY LINES: All onsite utility transmission lines shall be placed underground.

     4.2 COVERAGE: No more than thirty-five percent (35%) of the square foot area of any lot shall be occupied by structures.

     4.3 MINIMUM SETBACK LINES: No structures, and no part thereof, shall be placed closer than forty (40) feet from a property line fronting any street ("frontage setback area"); provided, however, no structure shall be placed closer than twenty (20) feet from any property line not fronting on any street ("interior setback area").

     4.4 PARKING AREAS: No parking spaces shall be located within, and no parking shall be permitted within, a frontage setback area adjacent to any street, except that parking shall be permitted within said setback area if such parking is screened from view from the street by a screen wall, shrubbery or berms extending at least forty-two (42) inches above the high point of the finished adjacent pavement in said parking area. in no case shall such parking area be closer than twenty five (25) feet from a property line fronting on any street or closer than ten (10) feet from any property line not fronting on any street.

     4.5 STORAGE AND LOADING AREAS: No loading dock, truck loading, storage area or other such facility shall be located in the front of any building or structure or within any frontage setback area or between a front of any building or structure and the street which said front faces.


                                     ARTICLE 5
                                     ---------
                         RESTRICTIONS ON OPERATION AND USE

     5.1 PERMITTED USES: Subject to compliance with these Restrictions, the following uses shall be permitted in the Orchard Technology Park.

          A. Manufacture (including storage of raw materials and finished products therefrom) of the following:

               (1)  Pharmaceutical and cosmetic products;

               (2) Optical, electronic, timing and measuring instruments for use in research, development, business and professional facilities; and

               (3) Industrial, communication, transportation and utility equipment;

          B. Wholesaling, warehousing and distribution establishments and public utility facility (excluding storing and warehousing of acids, chemicals, cement, plaster, petroleum products or explosive material);

          C.   Research, experimental and engineering laboratories;

          D.   Catalog sales and mail order establishments;

          E. Establishments for the repair, cleaning and servicing of commercial or industrial equipment or products;

          F. Construction firms but only such construction firms whose activities are carried on entirely within an enclosed building and which have no construction yard on said lot;

          G. So long as there is an Approving Agent, any commercial use not specifically prohibited by Paragraph 5.3 which is first approved in writing by the Approving Agent;

          H. So long as there is an Approving Agents any industrial or manufacturing use not specifically prohibited by Paragraph 5.3 which is first approved in writing by the Approving Agent;

          I. If there is no Approving Agent, any industrial manufacturing or commercial use permitted by the then existing zoning or other applicable land use regulations as promulgated by requisite governmental authorities, except those uses specifically prohibited by Paragraph 5.3.

     5.2 CONDUCT OF PERMITTED USES: All permitted uses shall be performed or carried out entirely within a building that is so designed and constructed, Certain activities which cannot be carried on within a building may be permitted, but only (a) so long as there is then serving an Approving

Agent, if the Approving Agent specifically consents to use and the location for such activity, in writing, or (b) if there is no then serving Approving Agent, if allowed under then existing zoning or other applicable land use regulations except for uses which are specifically prohibited pursuant to Paragraph 5.31; provided, however, that in either of the foregoing situations such use shall be permitted only if (i) such activity is screened so as not to be visible from neighboring property and streets and (ii) all lighting required for such use is shielded from adjacent streets.

     5.3 PROHIBITED USES: The following operations and uses shall not be permitted on any property subject to these Restrictions:

          A.   Residential of any type;

          B. Trailer courts, mobile home parks or recreation vehicle campgrounds;

          C.   Junk yards or recycling facilities;

          D. Drilling for and/or the removal of oil, gas or other hydrocarbon substances (except that this provision shall not be deemed to prohibit the entry of the property below a depth of five hundred (500) foot for such purposes);

          E. Commercial excavation except in the course of approved construction;

          F.   Distillation of bones;

          G. Dumping, disposal, incineration or reduction of garbage, sewage, offal, dead animals or refuse;

          H.   Fat rendering;

          I.   Stockyard or slaughter of animals;

          J.   Cemeteries;

          K.   Refining of petroleum or of its products;

          L.   Smelting of iron, tin, zinc, or other ores;

          M.   Jail or honor farms;

          N.   Labor or migrant worker camps;

          O.   Truck, bus terminals;

          P.   Petroleum storage yards.

          Q.   Auto wrecking, auto repair or auto painting establishment.

     5.4 EMISSIONS: No use shall be permitted to exist or operate any lot which:

          A. Emits dust, sweepings, dirt, cinders, fumes, odors, radiation, gases, vapors or discharged liquid or solid wastes or other harmful matter into the atmosphere or any stream, river or other body of water which may adversely affect (i) the health or safety of persons within the area or (ii) the use of property within the Orchard Technology Park or (iii) vegetation within the Orchard Technology Park, nor shall waste or any substance or materials of any kind be discharged into any public sewer serving the Orchard Technology Park or any part thereof, in violation of any regulations of any public body having jurisdiction.

          B. Produces intense glare or heat unless such use is performed only within an enclosed or screened area and then only in such manner that the glare or heat emitted will not be discernible from any exterior lot line.

          C. Creates a sound pressure level in violation of any regulation of any public body having jurisdiction.

          D. Allows the visible emissions of smoke (outside any building) other than the exhausts emitted by motor vehicles or other transportation facilities in violation of any regulation of any public body having jurisdiction. This requirement shall also be applicable to the disposal of trash and waste materials.

          E. Creates a ground vibration that is perceptible, without instruments, at any point along any of the exterior lot lines.

     5.5 SIGNS: The Approving Agent may, from time to time, enact sign criteria setting forth such requirements for signs to be erected within the Orchard Technology Park as the Approving Agent may doom desirable, which sign criteria shall become effective upon recordation thereof in the official records of Santa Clara County. All signs erected by any owner on a lot within the Orchard Technology Park subsequent to the recordation of said sign criteria shall be in conformance with the criteria set forth therein. Except as specifically otherwise allowed in any then existing sign criteria, no sign shall be installed or erected or placed on any lot other than those signs identifying the name, business and products of the person or firm occupying the lot and those offering the lots for sale or lessee.

     5.6 LANDSCAPING CRITERIA: The Approving Agent may, from time to time, enact landscaping criteria setting forth such requirements for landscaping to be placed an or in lots located within the Orchard Technology Park as the Approving Agent may doom desirable including, without limitations, amount of area to be plated in sod lawns or other plantings, type of plantings, placement of irrigation systems, requirements for trees and raised planter boxes, which landscape criteria shall become effective upon recordation thereof in the official records of Santa Clara County. All landscaping placed by any owner on a lot within the Orchard Technology Park subsequent to the recordation of said landscape criteria shall be in conformance with the criteria met forth therein.

     5.7  STORAGE AND REFUSE COLLECTION AREAS:

          A. No materials, supplies or equipment, including company owned or operated trucks or motor vehicles, shall be stored in any area an a lot except inside a closed building, or behind a visual barrier screening such areas so that they are not visible from the neighboring properties or streets. No storage areas shall be maintained between a street and the front of the structure nearest such street.

          B. All outdoor refuse collection areas shall be visually screened so as not to be visible from streets and neighboring property. No refuse collection areas shall he maintained between a street and the front of the structure nearest such street.

     5.8 CONDITION OF PROPERTY: The Owner of each lot shall at all times keep and properly maintain the promises structures, improvements, landscaping, paving and appurtenances situate thereon in a safe, clean, sightly and wholesome condition and in a good state of repair and shall comply in all respects with all governmental, health, fire and police requirements and regulations, and shall cause to be regularly removed at its own expense any rubbish of any character whatsoever which may accumulate on such lot, and in particular and without limitation:

          A. All areas of each lot not used for structures, walkways, paved driveways, parking or storage areas shall be at all times maintained by a professional landscape engineer or gardener in a fully and well kept landscaped condition utilizing ground cover and/or shrub and tree materials. Undeveloped areas proposed for future expansion shall be maintained in a weed-free condition. An automatic underground landscape irrigation system shall be provided by the Owner of each lot which is sufficient to properly irrigate all landscaped areas within such lot.

          B. Parking areas shall be paved so an to provide all-weather surfaces. Each parking space shall be designated by lines painted on the paved surfaces and shall be adequate in area, and all parking areas shall provide, in addition to parking spaces, adequate driveways and space for the pavement of vehicles.

     5.9 EXCAVATION: No excavation shall be made on, and no sand, gravel, soil, or other material shall be removed from, any lot, except in connection with the construction of structures. Upon completion of much construction exposed openings shall be backfilled to grade, and disturbed ground shall be graded level and paved or landscaped in conformity with the requirements of this Declaration.


                                     ARTICLE 6
                                     ---------
                                     VARIANCES

     6.1 VARIANCE BY APPROVING AGENT: So long as there shall be Approving Agent then serving, it shall have the exclusive right to grant variances from requirements set forth in Article 4 or waive entirely the restrictions set forth in said Article 4 with respect to any given lot, as the Approving Agent, in its sole discretion, shall determine is necessary for the successful development of the Orchard Technology Park.

     6.2 GRANTING OF VARIANCE: Any variance granted hereunder shall be effective upon, and only upon, the recordation of a Notice of Variance executed by the Approving Agents.

                                     ARTICLE 7
                                     ---------
                                    ENFORCEMENT

     7.1 REMEDY: So long as there in an Approving Agent, it shall have e exclusive right to enforce the provisions hereof, but without liability for failure so to do. In the event that the Approving Agent shall fail to take action respecting the breach or violation of any of the provisions of this Declaration within thirty (30) days from the written demand by any Owner within the Orchard Technology Park to take such action or if such breach or violation of this Declaration shall occur at such time as there in no Approving Agent, then any Owner of a lot within the Orchard Technology Park shall have the right to enforce the provisions contained in this Declaration.

     7.2 RIGHT TO ENTER: So long as New England shall be serving as the Approving Agent, New England, and only New England, in addition to any other remedy available, may, with respect to a violation or breach of the covenants to maintain a set forth in Paragraph 5.8, and only with respect to a breach violation of the covenants to maintain at contained in paragraph 5.8, enter upon the lot on which such violation or breach shall then be occurring and take whatever action it may deem necessary to effect compliance with the provisions of said Paragraph 5.8, including without limitation making of such repairs or the performance of such required maintenance necessary to conform to the requirements imposed by these Restrictions at the expense of the Owner of said lot, provided that Orchard shall have first given to the Owner of such lot at least sixty (60) days prior written notice of its intention to do so and then, only if said Owner of such lot shall have failed to correct said violation or breach within said sixty (60) day period if such violation or breach was curable within sixty (60) days, or if not curable within sixty
(60) days then only if such Owner shall have failed to commence and then be diligently seeking to so cure such violation or breach in the event that New England shall, after having complied with the above notice requirements, enter such lot and remedy such breach or violation, the Owner of such lot shall be responsible to reimburse New England forthwith upon demand for all costs and expenses incurred in connection therewith ("Non-Compliance Expenses") in accordance with the provisions of this Section. Each Owner of any lot within the Orchard Technology Park by acceptance of a deed or other conveyance whether or not it hall be so expressed in any such deed or other conveyance, is and shall be deemed to covenant and agree to pay to New England an assessment for any Non-Compliance Expenses incurred by New England in connection with such Owner's lot,

          A. New England shall maintain accurate books and records reflecting any Non-Compliance Expenses, and shall provide each Owner of an affected lot a statement with respect thereto. Each affected Owner shall pay Non-Compliance Expenses incurred applicable to such Owner's lot within ten (10) days of receipt of a statement. If such statement is deposited in the United States mail duly certified or registered with postage prepaid and addressed to the Owner affected thereby at his lot, the same shall be deemed received by such Owner on the fifth (5th) business day after such deposit.

          B. Any Non-Compliance Expenses assessments, together with such interest thereon and costs of collection thereof as provided hereinbelow, shall be a charge on the lot and shall be a continuing lien upon the lot against which such assessments are made. The lien shall become effective upon recordation of a notice of claim of lien as provided herein. Such assessment, together with such interest and costs, shall also be the personal obligation of the person who is the Owner of such lot at the time when the assessment, or any portion thereof, fell due but in no events shall the person who is the owner of such lot be personally obligated for a sum in excess of One Thousand Dollars ($1,000.00) for any given violation (but without limiting the amount that may become upon such lot for any given violation or the aggregate the personal obligation for successive violations). Any personal obligation created hereunder shall not pass to such Owners successors in title unless it is expressly assumed by them but any lien created hereunder shall remain a charge against the lot except as to "bona fide purchasers or encumbrancers for value", without notice of same.
No Owner may waive or otherwise escape personal liability for the personal assessment provided herein by non-use or abandonment of his lot.

          C. If any Non-Compliance Expenses assessment or any portion thereof is not paid within ten (10) days after the date due it shall bear interest from the date of delinquency at the then legal rate, and, in addition to all other legal and equitable rights or remedies, New England may, at its option, bring an action at law against the Owner who is personally obligated to pay the same, or upon compliance with the notice provisions set forth hereinbelow, to foreclose the lien against the affected lot, and there shall be added to the amount of such assessment or any portion thereof, the interest thereon, all costs and expenses, including reasonable attorneys fees, incurred by New England and in collecting the delinquent assessment. In lieu of judicially foreclosing the lien, New England, at its option, may foreclose such lien by proceeding under a power of sale as provided hereinbelow, such a power of sale being given to New England as to each and every lot for the purpose of collecting assessments.

          D. No action shall be brought to foreclose the lien, or to proceed under the power of sale, less than thirty (30) days after the date that a notice of claim of lien, executed by New England, is recorded, stating the amount claimed (which may include interest and cost of collection, including reasonable attorneys' fees), a good and sufficient legal description of the lot being assessed, the name of the record Owner or reputed Owner thereof, and the name and address of New England as claimant. A copy of said notice of claim shall be deposited in the United States mail, certified or registered, with postage prepaid, to the Owner of said lot.

          E. Any such sale provided for above shall be conducted in accordance with Sections 2924, 2924(b), and 2924(c) of the Civil Code of the State of California, applicable to the exercise of powers of sale in mortgages and deeds of trust, or in any other manner permitted or provided by law, New England shall have the power to bid on the lot at the foreclosure sale, and to acquire and hold, mortgage and convey the same.

          F. Upon the timely curing of any default for which a notice of claim of lien was recorded by New England, New England is hereby authorized to file or record, as the case may be, an appropriate release of such notice, upon payment by the defaulting Owner of a fee to be determined by New England but not to exceed Twenty-five Dollars ($25.00), to cover the costs of preparing and filing or recording such release together with the payment of such other costs, interest or fees as shall have been incurred.

          G. The assessment lien and the rights to foreclosure and sale thereunder shall be in addition to and not in substitution for all other rights and remedies which New England may have hereunder, at law or in equity.

     7.3 RESULT OF VIOLATION: The result of every action or omission whereby the provisions of this Declaration are violated in whole or in part is hereby declared to be and to constitute a nuisance, and every remedy allowed by law or equity shall be available to any Owner of any lot within the Orchard Technology Park.

     7.4 ATTORNEY'S FEES: In any legal or equitable proceeding for the enforcement or the provisions of this Declaration, whether it be an action for damages, declaratory relief or injunctive relief, the losing party or parties shall pay the attorneys' fees of the prevailing party or parties, in such reasonable amount as may be fixed by the court in such proceedings, or in a separate action brought for that purpose. The prevailing party shall be entitled to said attorneys' fees, even though said proceeding is settled prior to judgments.

     7.5 REMEDIES CUMULATIVE: All remedies provided herein, or at law or in equity shall be cumulative and not exclusive.

     7.6 WAIVER: Failure by the Approving Agent to enforce the provisions of this Declaration shall in no event be deemed a waiver of the right to do so thereafter, nor of the right to enforce any other covenants or restrictions herein, nor of the rights of other owners of the property within the Orchard Technology Park to enforce same.

     7.7 ORCHARD: For Purposes of this Article 7 the term "New England" shall include New England, New England's Successor as defined in Paragraph 1.5A and Orchard.


                                     ARTICLE 8
                                     ---------
                         DURATION, MODIFICATION AND REPEAL

     8.1 DURATION OF RESTRICTIONS: These Restrictions shall continue and remain in full force and effect at all times with respect to all property, and each part thereof, now or hereafter made subject to these Restrictions (subject, however, to the right to amend and repeal an provided for herein) until January 1, 2009.

     8.2 TERMINATION AND MODIFICATIONS: This Declaration or any provision thereof, or any covenant, condition or restriction contained herein, may be terminated, extended, modified or amended, as to the whole of the Orchard Technology Park upon the written consent of the owners of sixty-six and two-thirds percent (66-2/3%) of the total square footage of the land area contained within the Orchard Technology Park (exclusive of dedicated public streets); provided, however, that so long as New England, New England's successor or Orchard (as defined in paragraph 1.5A) is the Approving Agent, no such termination, extension or modification or amendment shall be effective without the written approval of New England, New England's successor or Orchard as the case may be. No such termination, extension, modification or amendment shall be effective until a proper instrument in writing describing such termination, extension, modification or amendment has been executed by the requisite number of Owners and by New England, New England's successor or Orchard, if so required, and recorded.


                                     ARTICLE 9
                                     ---------
                              MISCELLANEOUS PROVISIONS

     9.1 CONSTRUCTIVE NOTICE AND ACCEPTANCE: Every person who now or hereafter owns, occupies or acquires any right, title or interest in or to any portion of the property made subject to these Restrictions is and shall be conclusively deemed to have consented and agreed to every covenant, condition and restriction contained herein whether or not any reference to this Declaration in contained in the instrument by which such person acquired an interest in said property.

     9.2 WAIVER OF LIABILITY: Neither the Declarant nor the Approving Agent shall be liable to any Owner, lessee, licensee, or occupant of land subject to this Declaration by reason of any mistake in judgment, negligence, nonfeasance, action or inaction or for the enforcement or failure to enforce any provision of this Declaration. Every Owner, lessee, licensee or occupant of any of said property by acquiring his interest therein agrees that he will not bring any action or suit against New England (or New England's Successor or Orchard, as the case may be) or any other Approving Agent to recover any such damages from or to seek equitable relief against the Declarant by reason of same.

     9.3 RIGHTS OF MORTGAGEE: No breach of the Restrictions and other provisions contained herein, or any enforcement thereof, shall defeat or render invalid the lion of any mortgage or deed of trust now or hereafter executed upon land subject to these Restrictions; provided, however, that if any portion of said property is sold under a foreclosure of any mortgage or under the provisions of any deed of trust, any purchaser at such sale and his successors and assigns shall hold any and all property so purchased subject to all of the Restrictions and other provisions of this Declaration. Any notice of claim of lien recorded pursuant to paragraph 7.2 hereof shall take its priority vis-a-vis other encumbrances as of the date of its recordation.

     9.4 PARAGRAPH HEADINGS: Paragraph headings, where used herein, are inserted for convenience only and are not intended to be a part of this Declaration or in any way to define, limit or describe the scope and intent of the particular paragraphs to which they refer.

     9.5 EFFECT OF INVALIDATION: If any provision of this Declarations is held to be invalid by any Court, the invalidity of such provision shall not effect the validity of the remaining provisions hereof.

     9.6 ASSIGNMENT AND DELEGATION: New England (or an Appointed Approving Agent or New England's Successor as defined in paragraphs 1.5A and 1.5B respectively) shall have no right to assign its rights granted hereunder as Approving Agent nor to delegate its duties imposed hereunder as Approving Agent except as set forth in Article I of this Declaration.

     IN WITNESS WHEREOF, the undersigned have executed this Declaration the day and year first above written.

                                   NEW ENGLAND MUTUAL
                                   LIFE INSURANCE COMPANY
                                   a Massachusetts corporation
                                   By /s/ Joseph W. O'Connor
                                        Its second Vice President

                                   ATTEST:
                                   /s/ John R. Hicinbothem
                                   Its Assistant Secretary
                                                  #571 5/5/78

                                        New England



COMMONWEALTH OF MASSACHUSETTS      )
                                   )  ss:
COUNTY OF SUFFOLK                  )


     On this 26th day of May, 1978, before me, Daniel J. Kelliher, Jr., the undersigned, a Notary Public in and for said County of Suffolk and the Commonwealth of Massachusetts, personally appeared Joseph W. O'Connor and John
R. Hicinbothem known to me to be the Second Vice President and the Assistant Secretary, respectively, of NEW ENGLAND MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, the corporation that executed the within instrument and known to me to be the persons who executed the within instrument on behalf of the corporation therein named and acknowledged to me that they executed the within instrument on behalf of said corporation and that such corporation executed the same pursuant to a rule if its board of directors or its by-laws.
     WITNESS my hand official seal.


                    NOTARY PUBLIC, COMMONWEALTH OF MASSACHUSETTS
                                   DANIEL J. KELLIHER, Notary Public
                    My Commission Expires:  June 29, 1981

                                    EXHIBIT "A"


LEGAL DESCRIPTION:

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, described as follows:

A. Parcel 2 as shown on a Parcel Map recorded March 29, 1978 in Book 415, Page 48 of Maps, Official Records of Santa Clara County, California.

B. Parcels 1, 2, 3, 4 and 5, as shown on a Parcel Map recorded June 21, 1978 in Book 421, Pages 6 and 7 of Maps, Official Records of Santa Clara County, California.

WHEN RECORDED RETURN TO:

WILSON, SONSINI, GOODRICH & ROSATI
Two Palo Alto Square, Suite 900
Palo Alto, CA 94306
Attn:  Real Estate Department


                           FIRST AMENDMENT TO FIRST SIGN
                 CRITERIA OF DECLARATION OF COVENANTS, CONDITIONS,
                  AND RESTRICTIONS OF THE ORCHARD TECHNOLOGY PARK

     This First Amendment to First Sign Criteria is made to be effective this 13th day of August, 1985, by ORCHARD PROPERTIES, a California corporation ("Approving Agent").

                                  R E C I T A L S:

     WHEREAS, New England Mutual Life Insurance Company, a Massachusetts corporation, as Declarant, as then owner of all that real property located in the City of San Jose, County of Santa Clara, California described in EXHIBIT A hereto (the "Orchard Technology Park") has executed, effective as of June 12, 1978, that certain Declaration of Covenants, Conditions and Restrictions of the Orchard Technology Park (the "CC&Rs") and caused same to be recorded on June 23, 1978 in the official records of Santa Clara County in Book D762 at pages 474 through 492; and

     WHEREAS, the CC&Rs provide, among other things, that from time to time the "Approving Agent" as defined in paragraph 1.5 of the CC&Rs may enact sign criteria to affect all property located in the Orchard Technology Park, which "First Sign Criteria of Declaration


                                       VIID-5



                                      EXHIBIT F
of Covenants, Conditions and Restrictions of the Orchard Technology Park" (the "First Sign Criteria") is dated October 25, 1978 and recorded November 17, 1978 in Book E104, Page 74 of the Official Records of Santa Clara County; and

     WHEREAS, Orchard Properties is the Approving Agent under the CC&Rs and desires to enact this First Amendment to First Sign Criteria in order (i) to assist lot owners in preparation of their graphic design and (ii) to set forth minimum requirements for signs to be placed on or in lots located within the Orchard Technology Park, with the understanding that the First Sign Criteria are minimum requirements only and that so long as there exists an Approving Agent, as defined in the CC&Rs, then prior to installation or replacement of any sign upon any lot(s) in the Orchard Technology Park, the then serving Approving Agent must approve a sign plan related thereto, as more specifically provided in the CC&Rs.

     NOW, THEREFORE, the Approving Agent herein enacts this First Amendment to First Sign Criteria, as follows:

     1. MINIMUM CRITERIA FOR SIGNS: Article 2 of the First Sign Criteria, entitled "Minimum Criteria for Signs", is hereby deleted in its entirety and replaced by the following:

     "2.1 LOCATION: Any sign permitted to be placed upon a lot within the Orchard Technology Park shall be located in the frontage setback area of such lot, and only in such frontage setback area; provided, no part of any such sign shall be less than ten (10) feet from the public street right of way line adjacent to such frontage setback area. In determining the location of such sign within said frontage setback area, the location of the meandering sidewalk and landscaping contained within said frontage setback are shall be considered. No signs shall be permitted to be placed upon any structure located on a lot located within the Orchard Technology Park, except in the event multiple users occupy such lot in which event the location of each such user in said structure may be designated by means of a master sign plan which has been previously approved by the then serving Approving Agent.

     "2.2 NUMBER OF SIGNS: The number of signs permitted shall depend upon the number of buildings, the number of street frontages and the number of users of the Property, as follows:

1.   One (1) User                  One (1) sign face not to exceed
     One (1) Building              forty (40) square feet per side.
     One (1) Street Frontage

2.   One (1) User                  One (1) sign face not to exceed
     One (1) Building              forty (40) square feet per side
     More than one (1) Street      or one (1) sign face per street
          Frontage                 frontage not to exceed twenty (20)
                                   square feet per side.

3.   One (1) User                  One (1) sign face not to exceed
     More than one (1) Building    forty (40) square feet per side per
     More than one (1) Street      street frontage or one (1) sign per
          Frontage                 building not to exceed twenty (20)
                                   square feet per side.

4.   One (1) User                  One (1) sign face not to exceed
     More than one (1) Building    forty (40) square feet per side or
     One (1) Street Frontage       one (1) sign face per building not
                                   to exceed twenty (20) square feet
                                   per side.

5.   More than one (1) User        One (1) sign face not to exceed
     One (1) Building              forty (40) square feet per side
     One (1) Street Frontage       with spaces of equal sizes for
                                   multiple identification or one (1)
                                   sign face per tenant not to exceed
                                   twenty (20) square feet per side.

6.   More than one (1) User        One (1) sign face per street
     One (1) Building              frontage not to exceed forty
     More than one (1)             (40) square feet per side with
          Street Frontage          spaces of equal size for multiple
                                   identification or one (1) sign
                                   face per tenant per street front-
                                   age not to exceed twenty (20)
                                   square feet per side.

     "2.3 DIMENSIONS OF PERMITTED SIGNS: No sign permitted hereunder shall have a total area in excess of forty (40) square feet per side nor shall any single dimension in any such sign exceed twelve (12) feet, No portion of any such sign shall extend more than six (6) feet above the ground level as measured perpendicular from the high point of any such sign.

     "2.4 MECHANICAL DEVICES:

          A. All portions of any sign installed within the Orchard Technology Park shall be stationary and no sign, and no portion thereof, shall revolve, rotate, move, or create the illusion of revolvement, rotation or movement.

          B. No sign shall be internally illuminated nor shall there be any exterior spotlighting or other illumination on any sign installed in the Orchard Technology Park.

     "2.5 CONTENTS OF SIGN: Any sign located on any lot located within the Orchard Technology Park shall contain the business name of the entity occupying said lot and no other name, lettering, logo, trademark or copy shall be permitted on any such sign. Copy shall be permitted only upon two sides of any sign permitted hereunder.

In the event more than one business shall occupy any lot within the Orchard Technology Park, then the location of such multiple occupants shall be designated by means of a master sign plan approved by the then serving Approving Agent.

     "2.6 SIGN MATERIAL: Each sign placed upon a lot located within the Orchard Technology Park shall be constructed of materials which will:

          A. Complement and harmonize with the materials used in any structure located on such lot and with structures located an adjacent lots; and

          B.   Resist the impact of weather elements.

     "2.7 TEMPORARY SIGNS: The foregoing notwithstanding, during the period from commencement of construction of a structure on any lot contained within Orchard Technology Park until completion of such structure, New England
Mutual Life Insurance Company will provide at its sole cost and expense one standard project identification sign (of a design substantially as described in Exhibit B hereto) of sufficient size to describe the proposed occupant of the structure under construction, the architect of such structure, the contractor, the developer, and the lender (or any portion of the above named as selected by the owner). The owner of such lot shall pay at its own cost and expense for all the graphic work and copy to place the above described information upon the sign either (i) by installing his own copy, subject to previous approval by the then serving Approving Agent, or (ii) by request to Declarant that Declarant prepare and install such sign copy, in which event such owner shall promptly, upon request therefor by Declarant, reimburse Declarant for all costs and expenses incurred for such preparation and installation, The copy, size, dimensions and location of such project identification sign shall be subject to prior approval by the Approving Agent in its sole discretion. No other signs of any type shall be permitted on any lot located within the Orchard Technology Park during construction of a structure on any such lot."

     2. CONTINUED EFFECTIVENESS: Except as expressly amended by this instrument, the First Sign Criteria remains in full force and effect.


     IN WITNESS WHEREOF, the undersigned has executed this Amendment the day and year first above written.

                                        ORCHARD PROPERTIES, a California
                                        corporation

                                        By /s/ Signature Illegible
                                        Its President

                                        By /s/ Craig Duncan
                                        Its Secretary

                                       VIID-10

[Section containing graphical representation of permitted number, types, dimensions and positions of signs on property located in the Orchard Technology Park.]

                  SPECIFICATIONS FOR ADDRESS NUMBERS ON BUILDINGS
                  -----------------------------------------------

1.   Height:  8"

2.   Color:  Contrasting to background of building and matching accent trim on building.

3.   Location:  Viewable from the street upper corner of building

4.   Example:  IBM building at the corner of Brokaw Road and Zanker Road

5.   Composition:  Metal

6.   Paint:  Primer plus two coats of finish paint

7.   Approval:  By Orchard Properties in writing previous to installation.  May desire approval from San Jose Fire Department, Station #5 on North Tenth Street, telephone 277-4365



                                                                         11/1984



                                       VIIA-8

[Section containing graphical representation of size, style and content of a standard "unauthorized parking" sign.]

                                 ORCHARD PROPERTIES
                         VISITOR PARKING SPACE DESIGNATION

Signs designating visitor parking spaces are allowed in parking areas of single user buildings only, and conform to the following criteria:

     1.   A maximum of 3 inches high and consisting of only the word "Visitor".

     2.   Painted with a flat white exterior paint.

     3. Applied to either the curb or bumpers of the approved designated spaces.

     4. Painted by the tenant at tenant's expense but with the prior written approval of Orchard Properties.

     5.   Repainted a minimum of every three years.

     6. Upon request from Orchard Properties, removed at the termination of the lease.

No other designated parking signs are acceptable.



                                                                         11/1984



                                       VIIA-14

                                    EXHIBIT "G"
                                    -----------

                           SUBORDINATION, NON-DISTURBANCE
                              AND ATTORNMENT AGREEMENT


     THIS AGREEMENT is entered into as of the _________ day of ______ , ______, by and between _____________, a__________________(the "Beneficiary"),
____________________, __________________(the "Tenant") and ______________,
a _______________(the "Landlord").



                                     WITNESSETH

     A. Tenant has entered into a certain lease dated __________, ______, (the "Lease") with Landlord covering certain space (the "Premises") located in and upon the real property described in Schedule 1 attached hereto (the "Property");

     B. Beneficiary is the holder of a mortgage loan (the "Loan") to Landlord in the amount of_____________ Dollars ($___________________) which is secured by a_______________________________(the "Deed of Trust") covering the Property;

     C. The parties hereto desire expressly to confirm the subordination of the Lease to the lien of the Deed of Trust, it being a requirement by Beneficiary that the lien and charge of the Deed of Trust be unconditionally and at all times prior and superior to the leasehold interests and estates created by the Lease; and

     D. Tenant has requested that Beneficiary agree not to disturb Tenant's possessory rights in the Premises in the event Beneficiary should foreclose the Deed of Trust, provided that Tenant is now in default under the Lease and provided that Tenant attorns to Beneficiary or the purchaser at any foreclosure or Trustee's sale of the Property.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Notwithstanding anything to the contrary set forth in the Lease, the Lease and the leasehold estate created thereby and all of Tenant's rights thereunder shall be and shall at all times remain subject, subordinate to the Deed of Trust and the lien thereof and all rights of Beneficiary thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

     2.   Tenant hereby declares, agrees and acknowledges that:

          A. Beneficiary would not have agreed to recognize the Lease without this Agreement; and

          B. Beneficiary, in making disbursements pursuant to the agreements evidencing and securing the Loan, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements and such proceeds may be used by Landlord for purposes other than improvement of the Premises.

     3. In the event of foreclosure of the Deed of Trust, or upon a sale of the Property pursuant to the Trustee's power of sale contained therein, or upon a transfer of the Property by deed in lieu of foreclosure, then so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease, the Lease shall continue in full force and effect as a direct lose between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease for the balance of the term of the Lease. Tenant hereby agrees to attorn to and accept any such successor owner as landlord under the Lease, and to be bound by and perform all of the obligations imposed by the Lease, and Beneficiary or any such successor owner of the Property will not disturb the possession of Tenant, and will be bound by all of the obligations imposed by the Lease upon the landlord thereunder: provided, however, that the Beneficiary, or any purchaser at a trustee's or sheriff's sale or any successor owner of the Property shall not be:

          A. liable for any act or omission of a prior landlord (including Landlord); or

          B. subject to any offsets or defenses which the Tenant might have against any prior landlord (including Landlord); or


                                      EXHIBIT G

          C. bound by any rent or additional rent which the Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month; or

          D. bound by any agreement or modification of the Lease made without the written consent of the Beneficiary; or

          E. liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to any prior lessor (including Landlord), whether or not still held by such prior lessor, unless and until Beneficiary or such other purchaser has actually received for its own account as lessor the full amount of such security deposit; or

          F. bound by or liable under any representations, warranties, covenants or indemnities made to Tenant by any prior landlord (including Landlord) regarding Hazardous Materials (as defined in the Lease); or

          G. obligated to construct the building in which the Premises are located or any improvements for Tenant's use.

     4. Upon the written request of Beneficiary at the time of a foreclosure, Trustee's sale or deed in lieu thereof or at any time thereafter, the parties agree to execute a lease of the Premises upon the same terms and conditions as the Lease between Landlord and Tenant, which lease shall cover any unexpired term of the Lease existing prior to such foreclosure, Trustee's sale or conveyance in lieu of foreclosure.

     5. Tenant agrees to give to Beneficiary, by registered mail, a copy of any notice or statement served upon Landlord. Tenant agrees not to exercise any rights of termination available by virtue of a default unless (i) Landlord shall have failed to cure such default, and (ii) following expiration of the applicable period under the Lease for cure by Landlord of such default, Tenant shall have furnished to Beneficiary notice of Landlord's failure to cure such default and afforded Beneficiary an additional thirty (30) days following receipt of such notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days Beneficiary has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event such right, if any, as Tenant might otherwise have to terminate the Lease shall not be exercised while such remedies are being so diligently pursued.

     6. Landlord, as landlord under the Lease and trustor under the Deed of Trust, agrees for itself and its heirs, successors and assigns, that: (i) this Agreement does not constitute a waiver by Beneficiary of any of its rights under the Deed of Trust, or in any way release Landlord from its obligation to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Deed of Trust; and (ii) the provisions of the Deed of Trust remain in full force and effect and must be complied with by Landlord, if Beneficiary so requires.

     7. Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Beneficiary as security for the Loan secured by the Deed of Trust. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and demands that Tenant pay its rent and all other sums due under the Lease to Beneficiary, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease directly to the Beneficiary or as otherwise required pursuant to such notice.

     8. All notices hereunder shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, to Beneficiary at the following address (or at such other address as shall be given in writing by Beneficiary to the Tenant) and shall be deemed complete upon any such mailing:

          ___________________________

          ___________________________
          ___________________________
          ___________________________

          Attention: ________________

          with a copy to:   ____________________
                            ____________________
                            ____________________
                            ____________________

     9.   This Agreement supersedes any inconsistent provisions of the Lease.

     10. This Agreement shall inure to the benefit of the parties hereto, their successors and permitted assigns; provided however, that in the event of the assignment or transfer of the interest of Beneficiary, all obligations and liabilities of Beneficiary under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Beneficiary's interest is assigned or transferred.

     11. Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

     12. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first set forth above.

"Beneficiary":                     "Landlord":

________________________           ________________________
________________________, a        a_______________________


By:__________________              By:____________________

Printed                            Printed

Name:_______________               Name:___________________

Title:______________               Title:__________________


"Tenant":


_______________________,
a _____________________

By:____________________

Printed

Name:___________________

Title:__________________

                                   ACKNOWLEDGMENT
                                   --------------

THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT IT (Mark One):

  X       Does not use any hazardous materials other than minor amounts of
----- reproduction and janitorial chemicals consistent with routine office uses.
          (NO NEED TO FILL OUT THE ATTACHED HAZARDOUS MATERIALS QUESTIONNAIRE.)

          Does not use hazardous materials in a manner or in a quantity
----- requiring the preparation of a hazardous material management plan or any other documents under California Health and Safety Code Section 25503.5.
          (PLEASE FILL OUT THE ATTACHED HAZARDOUS MATERIALS QUESTIONNAIRE.)

          Uses only those chemicals identified in the attached
----- questionnaire in accordance with the provisions of the attached hazardous materials management plan, which has been approved by the Fire Department of the City of _______________ and is in full force and effect.
          (PLEASE FILL OUT THE ATTACHED HAZARDOUS MATERIALS QUESTIONNAIRE AND ATTACH COPY OF YOUR HAZARDOUS MATERIALS MANAGEMENT PLAN.)

THE UNDERSIGNED FURTHER ACKNOWLEDGES THAT IT HAS COMPLIED IN ALL RESPECTS TO THE PROVISIONS OF LOCAL, STATE AND FEDERAL LAW AND THE HAZARDOUS MATERIALS MANAGEMENT PLAN ATTACHED HERETO IN CONNECTION WITH ITS STORAGE, USE AND DISPOSAL OF HAZARDOUS MATERIALS AND THAT IT HAS DISPOSED OF HAZARDOUS MATERIALS ONLY BY (1) DISCHARGE TO APPROPRIATELY TREATED WASTE TO A PUBLICLY OWNED TREATMENT WORK IN ACCORDANCE WITH A VALID AND ENFORCEABLE WASTE DISCHARGE PERMIT AND (2) DELIVERY OF HAZARDOUS WASTES TO A PROPERLY LICENSED WASTE DISPOSAL AGENT.

IN WITNESS WHEREOF, the undersigned, an authorized officer of the aforementioned company has executed this acknowledgment as of the date written below.

Quickturn Design Systems, Inc.
(Company Name)

a Delaware Corporation

By: /s/ R.K. Ostby

R.K. Ostby Vice President
(Print Name and title)



                                     EXHIBIT H